Spectral Capital Corporation and
Gamma Investment Holdings Ltd.

DEFINITIVE JOINT VENTURE AGREEMENT

EXECUTED ON SEPTEMBER 20, 2010

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	i

Spectral Gamma Joint Venture Agreement

TABLE OF CONTENTS

Particulars Spectral Gamma Joint Venture		1
1	Definitions and interpretation	2
1.1	Definitions	2
1.2	Interpretation	10
2	Conditions precedent	10
2.1	Coming into effect of agreement	10
2.2	Satisfaction of Conditions Precedent	11
2.3	Failure to satisfy Conditions Precedent	11
2.4	Consequence of failure to satisfy Conditions Precedent	11
3	Joint Venture objectives and relationships	11
3.1	Joint Venture agreement	11
3.2	Objects and scope of the Joint Venture	11
3.3	Further Development and Mining	12
3.4	Rights, obligations and liabilities of Joint Venturers	12
3.5	Joint Venturer covenants	12
3.6	Party warranties	13
4	Joint Venture Property	13
4.1	Joint Venture Interests	13
4.2	Use and ownership of Joint Venture Property	14
4.3	Delivery and sale of Products	14
4.4	Joint Venture Intellectual Property	14
4.5	No partition of Joint Venture Property	15
4.6	Perpetuity period	15
4.7	Disposal of Joint Venture Property	15
4.8	Rehabilitation of Joint Venture Property	15
4.9	Mine Closure and Abandonment	16
5	Management Committee	16
5.1	Establishment of Management Committee	16
5.2	Functions of Management Committee	17
5.3	Meetings of the Management Committee	17
5.4	Quorum	18
5.5	Voting and decision making	18
5.6	Minutes	18
5.7	Sub-committees	19
5.8	Loss of rights of participation and voting	19
6	Manager	19
6.1	Appointment of Manager	19
6.2	Term of appointment of Manager	19
6.3	Remuneration of the Manager	19
6.4	Appointment of new Manager	19
6.5	Liability of Manager	20
6.6	Full indemnity of Manager by Joint Venturers	20
6.7	Limited indemnity by Manager of Joint Venturers	20
7	Functions, powers and duties of Manager	20
7.1	Functions of the Manager	20

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	i

Spectral Gamma Joint Venture Agreement
7.2	Rights, powers and duties of Manager	21
7.3	Greenhouse and energy reporting by the Manager	23
7.4	Maintenance of the Joint Venture Accounts	24
7.5	Limitations on Manager’s obligations	24
7.6	Manager may delegate	25
7.7	Agreement with a Related Body Corporate	25
7.8	Litigation	25
8	Programs, Budgets and Called Sums	25
8.1	Proposed Programs and Budgets	25
8.2	Approved Program and Budget	25
8.3	Joint Venture Expenditure not covered by Program and Budget	26
8.4	Costs borne in proportion to Percentage Shares	26
8.5	Billing statements for Called Sums	27
8.6	Payment of Called Sums	27
9	Accounts, reports, audit and access	27
9.1	Joint Venture accounting	27
9.2	Reports to Joint Venturers	27
9.3	Joint Venture Accounts and audit	28
9.4	Individual Joint Venturer recording responsibilities	28
9.5	Joint Venturer access	28
10	Cross Charge and Deed of Covenant	29
10.1	Cross Charge	29
10.2	No Encumbrances without consent	29
11	Assignment	30
11.1	Restriction on assignment	30
11.2	Assignment to Related Body Corporate	30
11.3	Permitted right of pre-emption	30
11.4	Selling Joint Venturer free to sell or assign	31
11.5	Requirements of assignee	31
11.6	Assignment on Change of Control or less than Minimum Interest	32
11.7	Joint Venturer ceasing to be a Joint Venturer	32
12	Default	33
12.1	Breach Default Event to be remedied	33
12.2	Unpaid Monies Default Event to be remedied	33
12.3	Interest and costs	34
12.4	Period of Unpaid Monies Default	34
12.5	Buy-Out Election following an Unpaid Monies Default Event	34
12.6	Preservation of other rights	35
13	Enforcement of Buy-Out Election	35
13.1	Effect of Buy-Out Election	35
13.2	Determination of fair market value and Completion Date	35
13.3	Consequence of Buy-Out Election	36
13.4	Release of Defaulting Joint Venturer	36
13.5	Attorney	37
14	Term, suspension and termination of Joint Venture	37
14.1	Term of agreement	37
14.2	Suspension of Joint Venture Activities or Mine Closure	37

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	ii

Spectral Gamma Joint Venture Agreement
14.3	Winding up of Joint Venture	37
14.4	Certain obligations continue beyond termination	38
14.5	Extension of term	38
15	Confidentiality	38
15.1	Agreement is confidential	38
15.2	No disclosure except as permitted	39
15.3	Permitted disclosure	39
15.4	Confidential Information disclosed only as necessary	39
15.5	Publicity and disclosure	39
15.6	Obligations exist beyond termination	39
16	Dispute Resolution	40
16.1	Limitation on proceedings	40
16.2	Dispute Resolution Process	40
16.3	Mediation	40
16.4	Dispute Resolution Process not to interrupt Joint Venture Activities	41
16.5	Clause does not apply to matters where consent required	41
17	Expert Determination	41
17.1	Expert determination	41
18	Force Majeure	42
18.1	Meaning of Force Majeure	42
18.2	Relief	42
18.3	Labour disputes and Native Title matters	42
18.4	Resumption	43
19	Taxes	43
19.1	Joint Venturers registered for appropriate taxes	43
19.2	Supply of going concern	43
19.3	Tax Liability	43
19.4	Reimbursement	44
19.5	Definitions	44
20	Notices	44
20.1	Form of Notice	44
20.2	When Notices are taken to have been given and received	44
21	Ancillary provisions	45
21.1	Entire agreement	45
21.2	Enurement	45
21.3	No third party reliance or inducement	45
21.4	Amendment	45
21.5	Severability	45
21.6	Waiver	45
21.7	Applicable law	45
21.8	Fees and charges	45
21.9	Counterparts	45

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Spectral Gamma Joint Venture Agreement
Schedule 1		46
Basic Particulars		46
Schedule 2		48
List of Tenements as at the Commencement Date		48
Schedule 3		49
Accounting Procedure		49
1	Introduction	49
2	Definitions	49
3	Joint Venture Accounts	49
3.1	Maintenance of the Joint Venture Accounts	49
4	Chargeable credits, costs and Joint Venture Expenditures	49
4.1	Credits	49
4.2	Direct Costs	50
4.3	Indirect Costs	53
5	Materials charged to Joint Venture Accounts	54
5.1	Purchases	54
5.2	Material purchased directly for Joint Venture Activities	54
5.3	Material purchased from a party or Related Body Corporate	54
5.4	Material furnished by the Manager or Joint Venturer	54
5.5	Premium Prices	55
5.6	Warranty of Material Furnished by a Manager	55
5.7	Minimisation of surplus Materials	55
6	Fixed Assets	55
6.1	Fixed Assets accounting and records	55
6.2	Fixed Assets losses	56
7	Inventories	56
7.1	Records of Material	56
7.2	Fixed Asset inventories	56
7.3	Periodic Material inventories	56
7.4	Special Inventories	56
7.5	Notice	56
7.6	Failure to be Represented	56
7.7	Reconciliation of Inventory	56
7.8	Adjustment of Inventory	56
7.9	Inventory Expenses	56
8	Disposal of Material	57
8.1	Sale of Joint Venture Property	57
8.2	Manager’s rights of purchase and disposal	57
8.3	Material Purchased by Joint Venturers	57
8.4	Division in Kind	57
8.5	Sales to Third Parties	57
8.6	Basis of pricing Material transferred from Joint Venture Property	58

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Spectral Gamma Joint Venture Agreement
9	Disputes	58
9.1	Referral to Auditor	58
Schedule 4		59
Cross Charge		59
Schedule 5		60
Permitted Chargee’s Deed of Covenant		60
Signing page		61

Spectral Gamma Joint Venture Agreement

Particulars                                   Spectral Gamma Joint Venture

Dated as of                                               September 20, 2010

The Parties appoint the following contact persons for conducting the Spectral Gamma Joint Venture:

Jenifer Osterwalder, President and CEO, will serve as Manager for the Joint Venture until the appointment of a successor under this Agreement.

The parties to this Agreement are Spectral Capital Corporation ("Spectral"), a corporation formed under the laws of the State of Nevada and Gamma Investment Holdings, Ltd. ("Gamma"), a corporation formed under the laws of the Marshall Islands.

Nothing in this Agreement shall diminish in any way Gamma and its partners 57% interest in the properties listed in Schedule 2.  Provisions of this Agreement can only diminish the holdings of Spectral, not of Gamma.  Furthermore, any liabilities that accrue to Gamma under this agreement and any payments due by Gamma are to be made by Spectral without impacting in any way negatively Gamma's interests.  This relationship is further described in the Definitive Financing Agreement entered into concurrently by the Parties.  In the case of any conflict between this JVA and the Definitive Financing Agreement, the Definitive Financing Agreement shall govern.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	v

Recitals	A.
As parties to that certain Letter of Intent ("LOI") dated September 15, 2010, the parties have entered into this Agreement and committed to conduct a Bankable Feasibility Study and have made a Decision to Mine and intend to produce Products from the Mining Area.

B.
The Joint Venturers have agreed to enter into this agreement in place of the LOI to undertake the Development and Mining of the Deposit and the Treatment of the Products on the terms and conditions set out in this agreement.

C.	The Manager has agreed to act as the first manager of the Joint Venture in accordance with this agreement.

The parties agree:

in consideration of, among other things, the mutual promises contained in this agreement:

1           Definitions and interpretation

1.1           Definitions

Unless the context otherwise requires, the following expressions have the respective meanings in this agreement (including the Recitals):

Abandon means to intentionally and permanently give up, surrender, leave and relinquish all, substantially all, or a severable part, of the Joint Venture Activities or Joint Venture Property, and Abandonment has the equivalent meaning.

Accounting Procedure means the accounting procedure set out in Schedule 3.

Agreed Interest Rate means the rate of interest which is the LIBOR rate as reported in the Wall Street Journal as of the last business day of each year governing this Agreement.

Approved Program and Budget means a program and budget relating to Joint Venture Activities for a particular period which has been approved or deemed to have been approved by the Management Committee.

Auditor means a registered company auditor recognized under European, Swiss or US law and appointed by the Management Committee at the cost of the Joint Venture to conduct an audit each Year of the accounts of the Joint Venture.

Authorization   is   any   consent,   authorization,   registration,   filing,   lodgment, notification, agreement, certificate, commission, lease, licence, permit, approval or exemption from, by or with an Authority (including the Tenements).

Authorized Officer means the person nominated by a party in its Particulars, or any person replacing the nominated person as its authorised officer by notice given in accordance with this agreement.

Authority is any government department, local government council, government or statutory  authority or any other party under a Law which has a right to impose a requirement or whose consent is required with respect to Joint Venture Activities.

Bankable Feasibility  Study  means  a  study  of  the  technical,  commercial  and economic feasibility of Development, Mining, Treatment, Rehabilitation and Mine Closure in the Mining Area.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	6

It also shall enable options for optimum Development, Mining, Treatment, Rehabilitation and Mine  Closure to be identified in reasonable detail, which study is of a standard suitable to be submitted to a financial institution as the basis for lending of funds for the development and  operation of the Mining activites contemplated in the study and is capable of supporting a  Decision to Mine: the Bankable Feasibility Study upon which the Joint Venturers decided to develop the Mine is currently being commissioned.

Breach Default Event is the happening of an Insolvency Event in relation to a Joint Venturer  or a Joint Venturer committing a material breach of any of its material obligations under this  agreement (other than an Unpaid Monies Default Event), including where an Encumbrance  (other than an Encumbrance approved by the Joint  Venturers  under  this  agreement)  is  created  over  or  attached  to  the  Joint Venture Interest of a Joint Venturer.

Called Sum means the Percentage Share of funds required to be paid by a Joint Venturer in accordance with this agreement to finance Joint Venture Expenditure.

Capital Works  means  capital  works  and  services,  either  associated  with  a Development  described  in  a  Bankable  Feasibility  Study  or  to  further  support, expand, suspend,  Rehabilitate or Abandon Mining and Treatment, as approved by the Management Committee.

Change of Control means, in relation to a Joint Venturer, that it the stock ownership of the Joint Venturer changes such that more than 75% of the Joint Venturers existing stock changes hands.

Commencement Date means the date on which the last of the Conditions Precedent have been satisfied or waived in accordance with this agreement or, if there are no Conditions Precedent, then the date of this agreement.

Conditions Precedent  means  the  conditions  set  out  in  Schedule  1  which  are required to be satisfied or waived for this agreement to be effective.

Cross Charge means a deed of cross charge in substantially the same form as the pro forma deed of cross charge set out in Schedule 4.

Decision to  Mine  means  a  decision  made  by  the  Management  Committee  to proceed to Development and Mining of a Deposit located within the Tenements.

Deed of Covenant means a deed of covenant in substantially the same form as the pro forma permitted chargee’s deed of covenant set out in Schedule 5.

Deemed Sale Offer means an offer required to be made under this agreement by a Joint Venturer to sell all of its Joint Venture Interest to the other Joint Venturers, free from Encumbrances, at a Transfer Price.

Default Event means a Breach Default Event or an Unpaid Monies Default Event.

Defaulting Joint Venturer means a Joint Venturer which has committed a breach of this agreement, whether as an Unpaid Monies Default Event or a Breach Default Event or to which  (or to a Related Body Corporate of which) a Breach Default Event relates, which breach has not been remedied by the Joint Venturer.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	7

Delivery Point means the place at which Product is delivered to a Joint Venturer as set  out  in  Schedule  1  or  at  such  other  place  determined  by  the  Management Committee from time to time.

Deposit means a body of Ore located within the Tenements which has been the subject  of  a  Bankable  Feasibility  Study  and  which  the  Joint  Venturers  have determined  is   economically  feasible  to  be  subject  to  Development,  Mining, Treatment, Rehabilitation and Mine Closure.

Development means the construction, supply, completion and commissioning of a commercial  Mining  and  Treatment  operation  for  extraction  and  processing  of Products,  including the construction or supply of Mining Plant and a Treatment Plant, an Ore pad and associated crushing systems, conveyors, stockpiles, loading systems,  utilities,  vehicles,  offices,  workshops,  and  all  other facilities,  systems, plant, equipment and personnel  required for the safe and efficient development, operation and rehabilitation of the Mine in  accordance with the Mine Plans, but does not include Mining or Treatment.

Due Date means the date on which a payment is due under this agreement.

Emergency  means   a   situation   involving   actual   or   reasonably   apprehended substantial damage to or loss of Joint Venture Property or Joint Venture Activities or serious injury to persons or loss of life.

Encumbrance means any mortgage, pledge, lien, charge, title retention arrangement, trust or power, or other form of security or interest having effect as a security for the payment of any monetary obligation or the observance of any other obligation whether existing or agreed to be granted or created.

Expert means a person independent of the parties who is suitably qualified and capable of making an expert determination under this agreement in accordance with, and   subject   to,   the   American Arbi   Expert Determination Rules.

Exploration means searching for, discovery and delineation of commercial Ore deposits  in  the  Mining  Area  and  the  evaluation  of  such  deposits,  including prospecting,  surface   mapping,  sampling,  aerial  mapping  and  reconnaissance, drilling, trenching and related field work, geophysical and geochemical testing, core sampling, assaying, exploration declines, test  mining, analysis and evaluation of activities  undertaken  and  results  obtained,  conducting   preliminary  feasibility studies,   preparing   feasibility   study   reports,   and   planning,   supervising   and administrating all activities undertaken, but does not include Development, Mining or Treatment.

LOI means the minerals exploration joint venture agreement, details of which are set out in Schedule 1.

Good Russian Mining Practice means recognized mining methods, procedures and practices, together with the exercise of that degree of skill, diligence, prudence and  foresight   that  reasonably  would  be  expected  from  an  experienced  and competent contractor in Russia under conditions comparable to those applicable to the relevant activity in the light of known facts, or facts which should reasonably have   been   known   at   the   time,   and   consistent   with   applicable   Laws   and Authorizations and having regard to the need for:

(a)	suitable and experienced personnel and adequate materials;

(b)	ongoing monitoring and testing of plant and equipment performance, safe operating procedures and appropriate maintenance procedures;

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	8

(c)	the observance of relevant Russian and international standards; and

(d)
in the case of design, engineering and construction, internationally accepted design, engineering and construction practices that reasonably would be expected from recognised designers, engineers and constructors of comparable plant, equipment and facilities in Russia.

Tax Act means applicable Russian tax legislation.

Gross Negligence means such wanton and reckless conduct as constitutes an utter disregard  for the harmful, foreseeable and avoidable consequences which result from that conduct.

Insolvency Event means the happening of any of the following events in relation to a body corporate:

(a)	it is unable to pay all its debts as and when they become due and payable or it has failed to comply with a statutory demand as provided in section 459F(1) of the Corporations Act;

(b)	a resolution is validly passed to wind up the body corporate voluntarily or to appoint an administrator;

(c)	it, or any other person, makes an application to a court for its winding up, being an application that is not stayed, withdrawn or dismissed within 7 days;

(d)           an order is made for it to be wound up;

(e)           the appointment of a controller as defined in section 9 of the Corporations Act) of any of its assets;

(f)	it proposes to enter into or enters into any form of arrangement (formal or informal) with its creditors or any of them, including a deed of company arrangement; or

(g)           it becomes an insolvent under administration as defined in section 9 of the Corporations Act.

Joint Venture means the unincorporated joint venture established by and under this agreement to be known by the name set out in the Particulars.

Joint Venture Accounts means the accounts denominated in US Dollar or Euro currency on an accrual basis maintained by the Manager on behalf of the Joint Venturers in accordance   with   this   agreement,   including   the   Accounting   Procedure,   and containing a record of all  charges and credits that are attributable to the Joint Venture consistent with standard accounting procedures, expenditure classifications and reporting formats as accepted by the Management Committee.

Joint Venture Activities means all Exploration, Development, Mining, Treatment, Rehabilitation  and  Mine  Closure  activities  involved  in  the  acquisition,  use, development, operation and maintenance of Joint Venture Property and all other activities, undertakings, and operations undertaken by the Joint Venturers pursuant to this agreement, but does not include the marketing or sale of Products.

Joint Venture Asset Register means the register of assets owned by the Joint Venturers and maintained by the Manager for the purposes of the Joint Venture.

Joint Venture Expenditure means all costs reasonably and properly incurred by the Manager, in accordance with the Accounting Procedure, on behalf of the Joint Venturers in  connection with Joint Venture Activities pursuant to an Approved Program and Budget or incurred in an Emergency or as a permitted cost overrun or otherwise approved by the Management Committee, and includes all the items which may be charged to the Joint Venture Accounts as set out in the Accounting Procedure.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	9

Joint Venture  Intellectual  Property  means  all  business  names,  trade  marks, copyright,  patents, patent applications, discoveries, inventions, and similar rights developed by the Manager pursuant to an Approved Program and Budget in the course of Joint Venture Activities.

Joint Venture Interest means the following rights, liabilities and obligations of a Joint Venturer determined under this agreement:

(a)           the  obligation,  subject  to  the  terms  of  this  agreement,  to  contribute  its Percentage Share of all Joint Venture Expenditure;

(b)	the ownership of and the right to receive in kind and to dispose of for its own account its Percentage Share of Products produced under this agreement;

(c)           the beneficial ownership as a tenant in common of an undivided share in its Percentage Share of Joint Venture Property; and

(d)           all other rights, liabilities and obligations accruing to or incurred by the Joint Venturers in or arising out of this agreement in its Percentage Share.

Joint Venture Property means all rights, titles, interest, claims, benefits and all other property of whatever kind, real or personal, from time to time owned by any Joint Venturer for the purposes of the Joint Venture, and includes the Tenements, Joint Venture Account, Mining Plant, Treatment Plant, Joint Venture Intellectual Property and all items listed in the Joint Venture Asset Register, and includes Products before delivery to a Joint Venturer at the Delivery Point.

Joint Venturer means a party which holds a Joint Venture Interest, but does not include a party in its capacity as Manager.

Law means all applicable legislation including regulations, by-laws, and other subordinate legislation, the requirements and guidelines of any Authority with which a party is legally required to comply, and common law and equity.

Listing Rules means the OTC BB listring rulesRules or, to the extent that a party or its Related  Body Corporate is bound thereby, the listing rules of another recognised stock exchange.

Majority Vote means a resolution voted in favour by representatives entitled to vote and be present at the meeting which satisfies the Passmark, excluding for this purpose the votes held by a Defaulting Joint Venturer.

Management  Committee  means  the  committee  of  representatives  of  the  Joint Venturers  established under this agreement to supervise the management of the Joint Venture.

Management Fee means the remuneration payable by the Joint Venturers to the Manager under this agreement as set out in Schedule 1.

Manager means the person or entity named as Manager in Schedule 1 or such other person or entity as may be engaged or appointed by the Management Committee as Manager from time to time under this agreement.

Mine is the mine, the name and place of which is set out in Schedule 1, for the Mining and Treatment of Products that the Joint Venturers have decided to develop and operate in the Mining Area, and any other mine the Joint Venturers decide to develop in any part of the Mining Area.

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Mine Closure means all or any action or conduct by the Manager for the purpose of suspending or Abandoning all, or a severable part of, the Joint Venture Activities or Joint  Venture  Property  under  this  agreement  whether  by  way  of  demolition, removal, destruction, conversion, placement on permanent care and maintenance or other basis, or any similar action or conduct, and all other action or conduct as the Manager considers necessary to comply with all applicable Laws, the requirements of  an  Authority  or  Good  Russian  Mining  Practice  in  relation  to  such  Mine Closure.

Mine Closure Obligations means the obligations of the Joint Venturers under the Mining  Act, all Tenements and Authorizations, and all applicable statutory and contractual obligations on and following Mine Closure.

Mine Plans means the long term life of mine plan, and shorter term mining plans of various terms, as amended from time to time, which describe the sequencing of mining Ore, overburden and waste from the Mine, and which incorporate the key parameters for mining, including mining sequence plans, landform designs, access and haulage roads, and which provide schedules for the volumes of Ore, overburden and waste to be mined, stored, processed or disposed of, and the production of Products within the range and periods required by the Management Committee from time to time.

Minimum Interest means the Percentage Share of Joint Venture Interest specified in Schedule 1.

Mining means all operations associated with the extraction of Ore from the Mining Area, and haulage and delivery to the Treatment Plant, including pre-stripping, and the  removal  and   disposal  of  overburden  and  waste,  but  does  not  include Exploration, Development, Treatment, Rehabilitation or Mine Closure.

Mining Act means the mining legislation described in Schedule 1.

Mining Area means the whole of the area within the Tenements set out in Schedule 2 depicted on the plan annexed as Exhibit A, and any other additional Tenements or areas of land applied for or acquired for the purposes of this agreement.

Mining  Information  means  all  information,  data  and  records  relating  to  the Tenements   and  Joint  Venture  Activities  including  all  surveys,  maps,  aerial photographs, electronically stored data, sketches, drawings, memoranda, drill cores, logs of those drill cores, geophysical, geological or drill maps, sampling and assay reports and notes.

Mining Plant means all Capital Works, plant, equipment, machinery, facilities and other infrastructure required to carry out Mining operations.

Nominated State is the State or Territory of Russia set out in Schedule 1.

Non-Defaulting Joint Venturer means a Joint Venturer which is not a Defaulting Joint Venturer and is not a Related Body Corporate of a Defaulting Joint Venturer.

Ore means any mineral or mixture of minerals of intrinsic economic interest located in or on the Earth's crust at a concentration above background level.

Particulars means the particulars of a party and the Joint Venture given on page 1 of  this  agreement,  or  any  particular  amended  by  the  party  by  notice  given  in accordance with this agreement.

Passmark means the requirements needed to be satisfied as set out in Schedule 1 to pass a resolution of the Management Committee by a Majority Vote.

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Paying Joint  Venturer  means  a  Joint  Venturer,  not  being  a  Defaulting  Joint Venturer, which makes a payment of Unpaid Monies on behalf of Defaulting Joint Venturer in order to remedy an Unpaid Monies Default Event.

Percentage Share  means  the  percentage  Joint  Venture  Interest  which  a  Joint Venturer has in the Joint Venture in accordance with this agreement.

Products  mean  all  mineral  or  metallic  Ores,  concentrates,  metals  and  other mineralised products described in Schedule 1, and any other mineral resources, processed, smelted or refined from Ores extracted from the Mining Area under this agreement which are capable of being sold.

Proposed Program and Budget means a work program and budget for a given  Year,  or other relevant period, in relation to the conduct of Joint Venture Activities proposed in accordance with this agreement.

Rehabilitation means  all  undertakings,  works  and  efforts  for  the  reclamation, revegetation,  decontamination  and  cleaning  up  of  the  Mining  Area  and  Joint Venture Property associated with, or preparing for, the suspension or final physical shutdown of all or part of Mining or Treatment, or as otherwise determined by the Management Committee, in a  safe and workmanlike manner including, without limitation, the payment of all Shutdown  Costs in accordance with all applicable Laws, and Authorisations granted to the Joint  Venturers, including all applicable rehabilitation objectives, indicators, compliance criteria, and “Rehabilitate” has an equivalent meaning.

Rehabilitation Fund means the fund or other investments, sureties or securities established by the Manager on the Commencement Date, or such other date approved by the Management Committee, for the purpose of satisfying the Rehabilitation Obligations.

Rehabilitation Obligations means the obligations of the Joint Venturers under the Act, all Tenements and Authorisations, and all applicable statutory and contractual obligations  relating  to  Rehabilitation  during  and  following  completion  of  Joint Venture Activities.

Related  Body  Corporate  means  a  related  body  corporate  as  defined  in  the Corporations Act.

Shutdown Costs means all costs associated with shutting down or suspending Joint Venture Activities  within  the  Mining  Area  including  the  costs  associated  with satisfaction of Rehabilitation Obligations and Mine Closure Obligations, and any redundancy or termination benefits or payments to any consultant or contractor or employee  who  is  engaged  by  the  Manager  in  the  conduct  of  Joint  Venture Activities, but only to the extent of the period for which an employee was engaged in Joint Venture Activities.

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Tenement means a mining tenement listed in Schedule 2 and includes any lease, licence,  claim or permit issued or to be issued to the Joint Venturers for the purposes of the Joint Venture which confers or may confer a right to prospect, explore for or  mine any mineral in the Mining Area, or which may facilitate the enjoyment of such right,  and includes any application for, and any extension, renewal, conversion or substitution of, any of those tenements.

Third Party means a person not a party, or the Related Body Corporate of a party, to this agreement.

Transfer Price means a fair market price for a Joint Venture Interest as at the date of a Deemed Sale Offer on terms and conditions to be negotiated and agreed in good faith by the Joint Venturers or, in default of agreement, as determined by an Expert appointed under this agreement, less all amounts due by the transferring Joint Venturer to the Manager or the other Joint Venturers under this agreement, including interest, and the amount of all liability of the transferring Joint Venturer to meet existing Rehabilitation Obligations and Mine Closure Obligations as determined by the Manager as at the date of payment.

Treatment means the processing, smelting, and refining of Ore, overburden and waste up  to and including producing Products, and includes crushing, weighing, sampling, assaying,  refining, treatment, transportation, handling, storage, loading and delivery of the Products, but does not include Mining or Development.

Treatment Plant means all Capital Works, buildings, plant, facilities and other infrastructure established for Treatment, including the Ore pad and associated crushing systems, conveyors, stockpiles, loading systems, offices, workshops and recovery areas.

Ultimate Holding Company means an ultimate holding company as defined in the Corporations Act.

Unanimous Vote means a resolution voted in favour by all representatives entitled to vote and be present at the meeting in respect of the matters set out in Schedule 1, excluding for this purpose the votes held by a Defaulting Joint Venturer.

Unpaid Monies are monies due for payment under this agreement, and include monetary compensation and damages payable by a Defaulting Joint Venturer which is agreed, awarded or  determined following an unremedied Breach Default Event for  so  long  as  it  is  unpaid,  and  interest  and  costs  payable  or  reimbursable  in accordance with this agreement.

Unpaid Monies Default Event is the failure by a Joint Venturer to pay Unpaid Monies on or before the Due Date.

Wilful Misconduct means an act or omission that is a reckless and intentional disregard of:

(a)           any provision of this agreement;

(b)           any Approved Program or Budget, except in the case of an Emergency;

(c)           any  Law  required  to  be  observed  in  connection  with  Joint  Venture Activities; or

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	13

(d)           the terms or conditions of a Tenement,

but does not include any error of judgement or mistake made by the Manager or any of its directors, employees, agents or contractors in the exercise, in good faith, of any function, authority or discretion conferred upon the Manager.

Year means a year commencing on and including the first day of July and ending on and including the following thirtieth day of June.

1.2           Interpretation

In this agreement, unless the context otherwise requires:

 (a)the singular includes the plural and vice-versa;

(b)           headings do not affect the interpretation of this agreement;

(c)	a reference to a party means a party to this agreement as listed on page 1 of this agreement and includes that party’s executors, administrators, substitutes, successors and permitted assigns;

(d)	references to a part, clause, schedule, exhibit and annexure refers to a part, clause, schedule, exhibit or annexure of, in or to this agreement;

(e)	a reference to this agreement includes all schedules, exhibits and annexures to this agreement;

(f)	a reference to an agreement, deed, instrument or other document includes the same as amended, novated, supplemented, varied or replaced from time to time;

(g)           a reference to a court is to a Russian court;

(h)
a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any  subordinated  legislation  issued  under,  that  legislation  or  legislative provision;

(i)	a reference to a day, month or year is relevantly to a calendar day, calendar month or calendar year;

(j)           a  reference  to  $ is US Dollars;

(k)	the expressions “including”, “includes” and “include” have the meaning as if followed by “without limitation”;

(l)	no rule of construction is to apply to the disadvantage of a party on the basis that that party drafted the whole or any part of this agreement;

(m)	a party may exercise a right or remedy or give or refuse its consent in ay way it consider appropriate (including by imposing conditions), unless this agreement expressly states otherwise; and

(n)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

2           Conditions precedent

2.1           Coming into effect of agreement

This clause 2 and clauses 1 (definitions), 15 (confidentiality), 20 (notices) and 21 (ancillary) come into effect immediately. The remainder of this agreement comes into effect on the Commencement Date.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	14

2.2           Satisfaction of Conditions Precedent

(a)
Each party must use all reasonable endeavours (other than waiver) at its cost to  ensure   that  the  Conditions  Precedent  are  satisfied  on  conditions acceptable to it within the time set out in Schedule 1 (Approvals Period).

(b)
Each  party  must  keep  each  other  informed  of  its  progress  in  obtaining satisfaction  of any Condition Precedent it is required to obtain and any circumstance that may result in any of those conditions not being satisfied in accordance with its terms.

(c)
Each party must give the other parties notice within 7 days after receiving notice of  the conditions whether the conditions for the satisfaction of a Condition Precedent (if any) are acceptable, or unacceptable, to it.

2.3           Failure to satisfy Conditions Precedent

If all  Conditions  Precedent  are  not  satisfied,  or  otherwise  waived,  within  the Approvals Period, or if a party gives notice to the other parties within the Approvals Period that the  conditions of satisfaction of a Condition Precedent imposed by a Third Party are unacceptable to it, any party may terminate this agreement by notice to the others.

2.4           Consequence of failure to satisfy Conditions Precedent

If a party terminates this agreement by notice for failure to obtain satisfaction of a Condition  Precedent for any reason, then each party is released from all further obligations under this agreement and no party has any claim against another party as a consequence of the termination.

3           Joint Venture objectives and relationships

3.1           Joint Venture agreement

With effect from the Commencement Date:

(a)           this agreement governs Joint Venture Activities associated with the Mining Area in place of the LOI; and

(b)	the LOI is terminated with respect to the Mining Area without prejudice to any rights, obligations and liabilities of any of Joint Venturers which accrue before the Commencement Date.

3.2           Objects and scope of the Joint Venture

The objects of the Joint Venture are to undertake Joint Venture Activities associated with the Mining Area and, in particular, to:

(a)	design, construct, develop and operate the Mine and associated works and services and to develop a Bankable Feasibility Study to be adopted, as amended or supplemented from time to time;

(b)	mine and, as appropriate, crush, screen, beneficiate, process, convey, handle, store and stockpile Ore, overburden and waste extracted from the Mine, and produce Products;

(c)           store and deliver Products in kind to the Joint Venturers at the Delivery Point;

(d)	decommission any Joint Venture Property no longer required for Mining and Treatment and Rehabilitate any areas within the Mining Area where the Joint Venture has ceased Mining;

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	15

(e)	maintain the Tenements and further explore and evaluate the Mining Area for reserves of Ore;

(f)
if Exploration indicates the probable existence of a further commercially minable  mineral  resource  in  any  part  of  the  Mining  Area,  carry  out  a Bankable  Feasibility  Study, including the construction and operation of a pilot plant (if required) to test the feasibility of further Development;

(g)           do all things incidental to any of the objects as resolved by the Management Committee; and

(h)           undertake such other activities as the parties agree from time to time upon the terms and conditions set out in this agreement.

3.3           Further Development and Mining

At any time after the initial Decision to Mine is made, the Manager or a Joint Venturer  may propose to the Management Committee that a further Decision to Mine be made and that further Development, Mining and Treatment be undertaken, which proposal must include a further Bankable Feasibility Study which must:

(a)	specify the parts of the Mining Area required for new Development, Mining and Treatment and specify the location and delineation of the Ore body;

(b)
describe  in  reasonable  detail  the  nature  and  extent  of  the  proposed Development, Mining and Treatment together with estimates of the capital and likely operating expenditure required for the establishment and conduct of the proposed Development, Mining, Treatment, Rehabilitation and Mine Closure; and

(c)	estimate the probable period from commencement of planning to commencement of commercial production.

3.4           Rights, obligations and liabilities of Joint Venturers

(a)
The rights, duties, obligations and liabilities of the Joint Venturers arising out of this agreement are several in proportion to their respective Percentage Shares and are neither joint nor joint and several.

(b)	Each Joint Venturer is severally liable, in proportion to its Percentage Share, for all obligations and liabilities incurred in the course of carrying out Joint Venture Activities.

(c)
Nothing in this agreement is to be construed or interpreted as constituting a partnership between the parties or making any Joint Venturer the agent or representative of any  other Joint Venturer, except for the Manager when acting as manager, and not, if applicable, as a Joint Venturer.

(d)
Each Joint Venturer must indemnify and hold harmless each other Joint Venturer  from and against all damage, loss, expense or liability of any nature (other than consequential, economic or indirect losses, including any lost production or loss of  profits) suffered or incurred by the other Joint Venturers caused by the Joint  Venturer’s breach of this agreement or its negligent act or omission in the course of Joint Venture Activities.

3.5           Joint Venturer covenants

Each Joint Venturer covenants separately with each other Joint Venturer:

(a)           to perform every obligation and commitment which it has in relation to the Mining Area under the Mining Act or other applicable Law;

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	16

(b)	to perform its obligations under or relating to the fulfilment of any contract which relates to the Joint Venture or Joint Venture Activities;

(c)	not to do or cause to be done any act matter or thing whereby the continued enjoyment of the Tenements by any Joint Venturer might be jeopardised;

(d)
to act co-operatively, honestly and reasonably in all its dealings with each other and the Manager concerning the Joint Venture provided that, except as expressly  provided  by  this  agreement,  no  Joint  Venturer  is  under  any fiduciary duty to the other Joint Venturers or the Manager;

(e)
not to engage either alone or in association with another or others or through a Related Body Corporate in any activity over the Mining Area except as provided or authorised by or under this agreement;

(f)	that each Joint Venturer has the unrestricted right to engage in and receive the full benefit of any competing activities outside the Mining Area; and

(g)
subject  to  the  confidentiality  provisions  of  this  agreement,  each  Joint Venturer is entitled to use and apply Mining Information outside the Mining Area, provided that such activities are carried out in a manner which does not prejudice, impair or impede Joint Venture Activities.

3.6           Party warranties

Each party warrants for the benefit of each other party that:

(a)	(Incorporation) it is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation;

(b)	(Power and capacity) it has full power and capacity to enter into and perform its obligations under this agreement;

(c)	(Corporate authorisations) all necessary authorisations for the execution, delivery and performance by it of this agreement in accordance with its terms have been obtained;

(d)
(No  legal  impediment)  its  execution,  delivery  and  performance  of  this agreement complies with its constitution and does not constitute a breach of any law or obligation, or cause a default under any agreement by which it is bound; and

(e)	(No trust) it enters into and performs this agreement on its own account and not as trustee for or nominee of any other person.

4           Joint Venture Property

4.1           Joint Venture Interests

The Joint Venture Interests of the Joint Venturers at the Commencement Date are as listed below.  No provision of this Agreement may diminish the percentage interest of Gamma listed below.  In addition, the first $35,000,000 that Spectral invests in the Joint Venture shall not be credited to Spectral for purposes of a re-allocation of any Joint Venture Interest under this Agreement.

Joint Venturer	Joint Venture Interest
Percentage Share
Spectral	47%
Gamma	53%
100.00%

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	17

4.2           Use and ownership of Joint Venture Property

(a)	All Joint Venture Property is owned by the Joint Venturers severally as tenants in common in the proportions of their respective Percentage Shares from time to time.

(b)	Each Joint Venturer must ensure that its Percentage Share of all Joint Venture Property that it controls is available for the purpose of Joint Venture Activities for the duration of the Joint Venture.

(c)
To the extent that ownership of any Joint Venture Property is not registered or  recorded  in  the  names  of  the  individual  Joint  Venturers  pro  rata  in proportion to their respective Percentage Shares, then the person registered or recorded as owner holds the property on trust for all the Joint Venturers pro rata in proportion to their respective Percentage Shares.

4.3           Delivery and sale of Products

(a)
The Manager must deliver each Joint Venturer’s Percentage Share of Products to the Joint Venturer at the Delivery Point and, if separately delivered, by use of equipment and techniques which are specifically designed and intended not to favour any one Joint Venturer over another.

(b)          Title to, and the risk of loss of, or damage to, the Products passes to each Joint Venturer at the Delivery Point.

(c)
Each  Joint  Venturer  has  the  right  and  obligation  to  take  in  kind  and separately sell and dispose of its Percentage Share of Products on delivery to it. Any extra expenditure incurred in the separate taking and disposition by  a  Joint  Venturer  of  its  Percentage  Share  of  Products,  including  all royalties, taxes, costs and expenses, must be borne by such Joint Venturer.

(d)
If a Joint Venturer fails to take its Percentage Share of Products within 14 days after receiving notice from the Manager requiring the Joint Venturer to take delivery, the  Manager may sell those Products as agent for the Joint Venturer  at  not  less  than  the  available  arms  length  market  price  (as determined  by  the  Manager  acting  reasonably)  for  those  Products.  The Manager must account to the Joint Venturer for  the proceeds of any such sale after first deducting its reasonable expenses and additional storage costs incurred in the sale.

(e)
Nothing in this agreement provides for any joint or cooperative marketing or selling  of   Products  by  the  Joint  Venturers  or,  except  with  the  prior unanimous approval of the parties, the processing of minerals owned by any Third Party at any Treatment Plant established under this agreement.

(f)
Any Joint Venturer may mine Products produced from sources outside the Mining  Area  and  market  those  Products  in  competition  with  Products produced from within the Mining Area and in competition with any other Joint Venturer.

4.4           Joint Venture Intellectual Property

Each Joint Venturer and its Related Bodies Corporate are entitled to use, on a non- exclusive world-wide royalty-free basis, Joint Venture Intellectual Property, including any modifications and enhancements, outside the Mining Area in activities other than Joint Venture Activities provided that the intended use of such Joint Venture Intellectual Property is first disclosed to each of the other Joint Venturers and is subject to the obligations of confidentiality contained in this agreement.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	18

4.5           No partition of Joint Venture Property

(a)
Subject to any Law or contrary provision of this agreement, each Joint Venturer waives any right it may have to partition or divide Joint Venture Property, whether by way of physical partition, judicial sale or otherwise.

(b)	Nothing in this clause affects a Joint Venturer’s right and obligation to take separately its Percentage Share of any Products or to make an assignment or disposal as permitted by this agreement.

4.6           Perpetuity period

If the vesting of any interest of any Joint Venturer in any Joint Venture Property would, but for this clause, be void under the rule against perpetuities under any statute imposing perpetuity periods, then that interest terminates within the maximum time from the  Commencement Date permitted by the law of the Nominated State for that interest to be valid.

4.7           Disposal of Joint Venture Property

(a)
The Manager may, with the approval of the Management Committee and in accordance with the Accounting Procedure, dispose of any item of Joint Venture Property it considers is no longer needed or suitable for Joint Venture Activities as economically and reasonably as possible, in accordance with the Accounting Procedure.

(b)
The proceeds of recovery and disposal of Joint Venture Property, net of selling and disposal costs, must be credited to the Joint Venturers pro rata in proportion to their respective Percentage Shares.

4.8           Rehabilitation of Joint Venture Property

(a)
As soon as possible after the Commencement Date, the Manager must formulate and present to the Management Committee for its approval, a Proposed Program and Budget for Rehabilitation designed to enable the Rehabilitation Obligations to be performed and discharged, including the proposed or forecast timing of any Mine Closure and the value of any performance bonds provided in connection with the Rehabilitation.

(b)
Unless the Management Committee otherwise determines, any Approved Program and Budget for Rehabilitation must be carried out by the Manager, and must be reviewed annually and updated by the Manager and the Management Committee.

(c)
From the Commencement Date, or such other date determined by the Management Committee, the Manager must establish and invest as trustee for the Joint Venturers a reserve of funds which with all interest earned (Rehabilitation Fund) must be deposited with a prime bank, or as required by Law, and applied by the Manager to meet Rehabilitation Obligations.

(d)	The amounts to be paid into the Rehabilitation Fund from time to time must be determined by the Management Committee in an Approved Program and Budget for Rehabilitation.

(e)	The Manager must apply the Rehabilitation Fund in the performance and discharge of the Rehabilitation Obligations in accordance with the Approved Program and Budget for Rehabilitation.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	19

(f)
Each Joint Venturer must comply with and discharge the Rehabilitation Obligations, and bear all costs, expenses, obligations and liabilities, to the extent of its Percentage Share, related to the Rehabilitation Obligations and the payments required to be made into the Rehabilitation Fund.

(g)
If and when considered desirable, the Management Committee may employ an independent expert to review and report on any Program and Budget for Rehabilitation including the likely cost of proposed Rehabilitation, the value of any performance bonds lodged from time to time and whether there are any surplus funds in the Rehabilitation Fund. If the independent expert determines that there are surplus funds in the Rehabilitation Fund, such surplus must be returned to the Joint Venturers pro rata in proportion to their respective Percentage Shares.

(h)	The Management Committee may determine that all or part of the Rehabilitation Fund be applied in performing and discharging obligations under an Approved Program and Budget for Mine Closure.

4.9           Mine Closure and Abandonment

(a)
If the Management Committee decides to undertake Mine Closure or Abandon any Joint Venture Property, the Manager must formulate and present to the Management Committee for its approval, a Proposed Program and Budget designed to satisfy the obligations of the Joint Venturers in respect of the Mine Closure or the Joint Venture Property proposed to be Abandoned.

(b)	Unless the Management Committee otherwise determines, any Approved Program and Budget for Mine Closure or Abandonment must be carried out by the Manager.

(c)
For the avoidance of doubt, each Joint Venturer must comply with, and bear its Percentage Share of all costs, expenses and liabilities relating to, Mine Closure Obligations or Abandonment, which obligations survive termination of this agreement.

5           Management Committee

5.1           Establishment of Management Committee

(a)	A Management Committee is established on the Commencement Date. Each Joint Venturer must appoint a representative to the Management Committee in writing.

(b)
The role of the Management Committee is to supervise the Manager in the management of the Joint Venture and to make, subject to this agreement, all strategic  decisions  relating  to  the  conduct  of  Joint  Venture  Activities, including the consideration and approval of any Proposed Program and Budget, Mine Plans, and other management plans and any amendments to any Approved Program and Budget, approved Mine Plans and approved management plans.

(c)
Unless the Joint Venturers otherwise unanimously agree, the Joint Venturer with the  largest individual Joint Venture Interest must appoint (and may dismiss) its representative to be chair of the Management Committee. The Joint Venturer  appointing the chair must cause the chair to preside at all meetings of the Management Committee.

(d)
The Manager must appoint (and may dismiss) a person, who may be one of its employees, to be secretary of the Management Committee. The Manager must  cause  the  secretary  to  prepare  agendas  for  meetings,  keep  proper minutes of  all meetings and coordinate communications among the Joint Venturers regarding meetings of the Management Committee.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	20

(e)	For any meeting of the Management Committee, a Joint Venturer may in writing appoint a person as an alternate representative for its representative and may remove any person so appointed.

(f)
At  meetings  of  the  Management  Committee  each  representative  present must act solely as representative of the Joint Venturer which appointed him or her but a representative may also represent the Manager at Management Committee meetings.

(g)
Each representative has full power and authority to represent and bind the Joint  Venturer which appointed him or her in all matters decided by the Management Committee, and the Joint Venturer is bound by all votes cast by its representative.

(h)
Any decision made by the Management Committee under this agreement is deemed to be a decision of all the Joint Venturers, and each Joint Venturer is bound as if that decision was an agreement entered into by them.

5.2           Functions of Management Committee

Except as otherwise provided in this agreement, the Management Committee may decide all matters relating to the conduct of Joint Venture Activities, including (but not limited to):

(a)           establishing policies from time to time covering Joint Venture Activities;

(b)           carrying out or giving effect to a Cartel Provision for the purposes of the Joint Venture if otherwise permitted or authorised by Law; 2

(c)           approving cost overruns by the Manager under any Approved Program and Budget; and

(d)           appointing an Auditor.

5.3           Meetings of the Management Committee

(a)
All meetings of the Management Committee must be held in the capital city of the Nominated State, unless otherwise agreed by the Joint Venturers and, in default of agreement, at the office of the Manager.

(b)
The Manager shall ensure that a meeting of the Management Committee is convened  at least once each Year to approve a Proposed Program and Budget for the next period and at least 1 additional meeting must be called by the Manager or a Joint Venturer in each Year.

(c)           The Manager shall ensure that the secretary calls meetings and gives at least 15 days prior written notice to the Manager and all Joint Venturers entitled to be  present specifying the nature of the business to be discussed and including  all  documentation  required  to  be  considered  at  the  meeting. Meetings may be held on less than 15 days notice if agreed in writing by all Joint Venturers entitled to be present.

(d)
Meetings may be convened in person, or by video meeting or conference telephone  call at which all representatives of all Joint Venturers have the opportunity to be present. All persons participating in the video meeting or conference telephone call must be able to hear each of the others.

2  The need for a sub-clause along these lines has been necessitated by the passage of the Trade Practices Amendment (Cartel Conduct & Other Measures) Act 2009 on 24 July 2009. The scope and effect of these provisions, as they apply to mining joint ventures, is not yet clear. In any particular case, it is advisable for the draftsperson to check the current state of the law and practice for any required provisions.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	21

(e)
If the existing chair of the Management Committee is not present within 15 minutes after the time appointed for holding the meeting, the representatives present must elect one of themselves to be chair of the meeting.

(f)	Each Joint Venturer must bear all expenses incurred by its representatives in attending meetings of the Management Committee.

(g)
A  representative  of  the  Manager  must  attend  every  meeting  of  the Management  Committee  at  the  cost  of  the  Joint  Venturers,  unless  the Management Committee otherwise decides for a particular meeting or for a particular subject matter at any meeting.

5.4           Quorum

(a)	A quorum for any meeting of the Management Committee is present if the representative of each Non-Defaulting Joint Venturer is in attendance at such meeting.

(b)	If a quorum is not present within 30 minutes from the time appointed for the meeting, the meeting must be adjourned to the same place, day and time in the next week.

(c)
If a quorum is not present at a reconvened meeting then, provided the reconvened  meeting is conducted as a personal meeting (not by video or telephone meeting) and all Joint Venturers were given at least 6 days notice of the reconvened meeting, the representative(s) present at the reconvened meeting are deemed to constitute a quorum for the purposes of the business before that meeting.

5.5           Voting and decision making

(a)
On any resolution or at any meeting of the Management Committee, a Joint Venturer  (other than a Defaulting Joint Venturer) may cast, through its representative, the number of votes equal to its Percentage Share.

(b)	At meetings of the Management Committee, the Manager or its representative is not entitled to vote, and the chair does not have a second or casting vote.

(c)
Unless otherwise specified in this agreement or in Schedule 1, all decisions of the  Management Committee must be determined by Majority Vote. A decision specified in Schedule 1 must be made by Unanimous Vote.

(d)
A resolution in writing (which may consist of one or several documents in the same terms) signed by at least one representative of each of the Non- Defaulting Joint  Venturers or approved by facsimile or by authenticated email transmitted by at  least one representative of each Non-Defaulting Joint  Venturer  and  subsequently  confirmed  in  writing  is  as  valid  and effectual  as  if  it  had  been  passed  at  a  duly  convened  meeting  of  the Management Committee.

5.6           Minutes

A copy of the minutes of each Management Committee meeting must be given to each Joint  Venturer as soon as practicable, but no later than 14 days, after each meeting. The minutes  of a meeting must be submitted for approval at the next meeting held after that 14 day period and, if approved, must be signed by the chair of the later meeting and when signed  are evidence of the proceedings and the decisions of the meeting to which they relate. The Manager may act on any matter approved by the Management Committee notwithstanding that the minutes have not been approved.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	22

5.7           Sub-committees

The  Management  Committee  may  from  time  to  time  create  sub-committees (comprising such persons as the Management Committee thinks fit) to consider and report back to the Management Committee on any particular issues relating to Joint Venture Activities.

5.8           Loss of rights of participation and voting

Unless otherwise agreed by all Non-Defaulting Joint Venturers, a Defaulting Joint Venturer (through its representative and alternate) is not entitled to attend or to vote at any meeting of the Management Committee or any subcommittee formed under this  agreement  or  join  in  passing  a  resolution,  nor  will  the  presence  of  the representative of any such Joint  Venturer be necessary to form a quorum at any meeting, until the relevant Default Event has been remedied.

6           Manager

6.1           Appointment of Manager

The Joint Venturers severally appoint the Manager to be manager of the Joint Venture and agent of the Joint Venturers for the purposes of this agreement from the Commencement Date, and the Manager accepts that appointment, on and subject to the provisions of this agreement.

6.2           Term of appointment of Manager

The appointment of the Manager continues:

(a)         until this agreement is terminated for any reason;

(b)         until the Manager resigns, having given at least 180 days notice to the Joint Venturers of its intention to resign as Manager;

(c)	if the largest Joint Venture Interest is no longer held by the Manager, until the Management Committee determines if and when a new Manager should be appointed; or

(d)
until the Manager suffers an Insolvency Event or commits a material breach or default in the performance of a material obligation under this agreement and fails to remedy the default within 60 days of receipt of a written notice of default served by a Joint Venturer.

6.3           Remuneration of the Manager

(a)	In consideration of the performance by the Manager of its obligations under this agreement, each Joint Venturer must pay the Manager its Percentage Share of the Management Fee as part of a Called Sum.

(b)         The Management Fee may be varied by the Management Committee by Unanimous Vote.

(c)
As soon as reasonably practicable after the conclusion of each month the Manager  must  send  to  each  Joint  Venturer  a  statement  specifying  the amount payable by that Joint Venturer on account of the Management Fee as assessed in relation to that month. The amount specified in that statement is due and payable by that Joint Venturer to the Manager within 7 days from the commencement of the next month.

6.4           Appointment of new Manager

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	23

(a)
Upon  the  termination  of  the  appointment  of  the  Manager,  the  Joint Venturers  must promptly appoint a new Manager under the terms of this agreement,  if  this   agreement  is  not  otherwise  terminated.  The  Joint Venturers must not reappoint a Manager removed for default or due to an Insolvency Event.

(b)
If  a  new  Manager  cannot  be  appointed  and  act  immediately,  the  Joint Venturer  holding  the  largest  Joint  Venture  Interest  must  act  as  interim manager until the new Manager is appointed and commences its duties.

(c)
Upon the new or interim Manager commencing its duties, the previous Manager must immediately deliver to the new or interim Manager all Joint Venture Property and all documents, books, records and accounts relating to the Joint Venture held by it or under its control.

(d)	If title to any Joint Venture Property is held in the name of the previous Manager, it must promptly transfer such title to the new or interim Manager at the cost of the Joint Venture.

6.5           Liability of Manager

Except as a Joint Venturer to the extent of its Percentage Share, the Manager is not liable to the Joint Venturers for losses sustained or liabilities incurred in connection with the Joint Venture, even if arising from the negligence of the Manager or any person for whom the Manager may be vicariously liable, except where, in the circumstances of the particular case, the Manager (or that person) has committed fraud or Gross Negligence or Wilful Misconduct.

6.6           Full indemnity of Manager by Joint Venturers

Each Joint Venturer severally, to the extent of its Percentage Share, must indemnify and hold  harmless the Manager, its directors, employees, agents and contractors (Indemnified  Persons)  from and against all damage, loss, expense or liability of any nature suffered or incurred by the Indemnified Persons (including any claims made by Third Parties) in connection with Joint Venture Activities, including any personal injury, disease, illness or death, or physical loss of or damage to property, of the Indemnified Persons or any Third Party, except, in respect of an Indemnified Person, where that Indemnified Person has committed fraud or Gross Negligence or Wilful Misconduct.

6.7           Limited indemnity by Manager of Joint Venturers

The Manager must indemnify and hold harmless the Joint Venturers, its and their respective directors, employees, agents and contractors (JV Indemnified Persons) from and against all  damage, loss, expense or liability of any nature suffered or incurred  by  the  JV  Indemnified  Persons  (including  any  claims  made  by  Third Parties) in connection with its management of Joint Venture Activities while it is the Manager, including any personal injury, disease,  illness  or death, or physical loss of or damage to property, of the JV Indemnified Persons or any Third Party, caused by the fraud or Gross Negligence or Wilful Misconduct of the Manager, its directors, employees, agents and contractors.

7           Functions, powers and duties of Manager

7.1           Functions of the Manager

The Manager reports to the Management Committee and must:

(a)	by itself or through its employees, agents or contractors manage, direct and control Joint Venture Activities as agent for and on behalf of the Joint Venturers;

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	24

(b)	exercise and discharge its powers and duties under this agreement in accordance with Approved Programs and Budgets and decisions made by the Management Committee;

(c)	conduct Joint Venture Activities in a good, workmanlike and commercially reasonable manner in accordance with Good Russian Mining Practice;

(d)	report to the Management Committee at the places and times determined by the Management Committee; and

(e)           act in utmost good faith in all its dealings, as Manager, with each Joint Venturer.

7.2           Rights, powers and duties of Manager

In the course of managing, supervising and conducting Joint Venture Activities, the Manager is entitled to have possession and control of all Joint Venture Property and must, either itself or through such third parties as it may engage:

(a)
(Mine Plans and other management plans) prepare and submit to the Management Committee for approval Mine Plans and other management plans required by the Management Committee for the life of the Mine and such shorter periods as the Management Committee determines;

(b)
(Proposed   Programs   and   Budgets)   prepare   and   submit   to   the Management  Committee  for  approval  all  Proposed  Programs  and Budgets required to implement any approved Development, Capital Works, Mine Plans, Mine  Closure and other management plans so as to comply with  all  applicable  Laws  and  Authorisations,  and  all  amendments  and variations to any Approved Program and Budget;

(c)	(Approved Programs and Budgets) carry out effectively and efficiently the work required to implement all Approved Programs and Budgets;

(d)
(Capital  Works)  by  itself  and  through  contractors  carry  out  the  work required to  implement the Approved Program and Budget for Capital Works so as to establish as soon as possible the approved rate and level of production of Products  set  out in the Mine Plans and other management plans, or to suspend, Abandon or Rehabilitate Mining and Treatment;

(e)
(tenders and contracts) obtain, evaluate and accept quotes and tenders (within the  limits determined by the Management Committee), and enter into, administer and  enforce, as agent of the Joint Venturers, all contracts required for the performance of  works and services necessary to perform this agreement and undertake Joint Venture Activities;

(f)
(personnel)  engage,  dismiss,  supervise  and  control  all  management, technical and labour personnel necessary for performance of its obligations under this  agreement including determining the terms and conditions of such engagement and conducting all industrial relations;

(g)
(payment and bank accounts) pay on behalf of the Joint Venturers out of funds provided by the Joint Venturers all costs and expenses incurred by the Manager in the  conduct of Joint Venture Activities and for such purpose open, maintain and operate  one or more separate bank accounts (within which its own funds are not commingled) on behalf of the Joint Venturers for the purposes of the Joint Venture;

(h)
(overdraft) borrow on overdraft on behalf of the Joint Venturers, severally in proportion to their respective Percentage Shares, such amounts as may be approved by the Management Committee by Unanimous Vote from time to time;

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	25

(i)
(foreign currency) with the prior unanimous approval of the Joint Venturers, take forward cover for any obligations in foreign currencies or pre-pay or take any other appropriate action to avoid currency losses, but in no circumstances is the Manager responsible for or entitled to any currency gains and losses, such losses and gains being borne by or credited to the Joint Venturers pro rata in proportion to their respective Percentage Shares;

(j)
(Laws  and  Authorisations)  comply  with  all  Laws  and  Authorisations applicable  to  the  conduct  of  Joint  Venture  Activities,  including  those relating to health, safety and environmental protection, and ensure that all Authorisations required to conduct Joint Venture Activities are applied for, obtained and maintained;

(k)
(Tenements) keep and renew those Tenements in good standing (including paying all rents, taxes, expenditures and other outgoings by the Due Date), and manage, administer, protect and enforce the rights and obligations of the holders under the Tenements;

(l)
(Security Bonds) provide such security deposits, performance bonds and guarantees and other instruments for the performance of the Joint Venturers' obligations under any  leases, contracts, service agreements or any other agreement which the Management Committee has authorised;

(m)
(statutory reports) prepare, file and lodge all statutory reports as and when required under the Mining Act and any other applicable Laws in respect of the Mining Area  (other than reports required to be submitted by the Joint Venturers in their individual capacities as Joint Venturers);

(n)	(rehabilitation) formulate a rehabilitation management plan, establish a Rehabilitation Fund for approval by the Management Committee, and carry out the Rehabilitation Obligations;

(o)
(native title) act as the Joint Venturers’ representative in respect of Native Title   Rights   and  Aboriginal  heritage  issues,  negotiate  and  enter  into agreements with the parties to Native Title Claims and in all other respects deal with issues of this  kind as and when they arise, provided that the Manager may not recognise any Native Title Rights or agree or settle any Native  Title  Claims,  without  the  prior   approval  of  the  Management Committee;

(p)
(insurances) effect and maintain all insurances appropriate in relation to Joint Venture Property and Joint Venture Activities, or as required by Law, and any additional insurances which the Management Committee requires to be effected, provided that the Manager must wherever possible procure that all such insurances  include a provision that the insurer has no right of subrogation against any Joint  Venturer or the Manager and that the Joint Venturers and Manager are to be named, to the extent of their interests, on each policy of insurance;

(q)	(insurance certificates) if requested, provide full details to a Joint Venturer of all insurances effected by the Manager under this agreement, including certificates of currency;

(r)
(no Encumbrances) keep the Joint Venture Property free and clear of all Encumbrances, except for those Encumbrances specifically permitted under this  agreement or existing at the time of, or created concurrent with, the acquisition of such Joint Venture Property, or liens arising in the ordinary course  of  business  which  the  Manager  must  arrange  to  be  released  or discharged in a diligent manner;

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	26

(s)
(disposal   of   surplus   equipment)   dispose   of   by   sale,   assignment, abandonment or other transfer Joint Venture Property which the Manager classifies as surplus and is no longer needed for Joint Venture Activities and which the Management Committee approves for disposal;

(t)
(litigation) institute, defend, compromise or settle any court or arbitration proceedings or insurance claims commenced or threatened by or against the Manager or a Joint Venturer affecting or relating to Joint Venture Activities or Joint Venture Property, provided that:

(i)	unless otherwise instructed by a Joint Venturer, the Manager may conduct such proceedings or claims for and on behalf of and in the name of each Joint Venturer;

(ii)
the Manager must regularly report to the Joint Venturers the conduct of such commenced or threatened proceedings and claims, including any proceedings  and claims related  to environmental impacts, and keep the Joint Venturers informed of the progress of such proceedings and claims; and

(iii)   the Manager may not institute, compromise or settle any court or arbitration  proceedings  or  insurance  claims  exceeding  an  amount determined by the Management Committee without the prior approval of the Management Committee;

(u)	(emergencies) take such action as the Manager may consider necessary or advisable to prevent or respond to an Emergency;

(v)
(GST) act as the Joint Venturers’ representative for the purposes of seeking registration of the Joint Venture as a GST joint venture under the Tax Act and manage, administer and enforce the rights and obligations of the Joint Venturers under such GST joint venture;

(w)	(cartel) carry out or give effect to a Cartel Provision for the purposes of the Joint Venture as directed by the Management Committee, if otherwise permitted or authorised by Law 3; and

(x)	(other incidental) do all other acts and things that are reasonably necessary or desirable to fulfil its functions or are incidental to its powers and duties.

7.3           [intentionally ommitted]

7.4           Maintenance of the Joint Venture Accounts

(a)	The Manager must maintain the Joint Venture Accounts and the Joint Venture Asset Register in accordance with the Accounting Procedure on behalf of the Joint Venturers in their Joint Venture Interests.

(b)	The Manager must make available to any Joint Venturer on request copies of the Accounting Procedure, expenditure classifications and reporting formats underlying the Joint Venture Accounts.

(c)	The Manager must retain all receipts, vouchers and other documents relating to Joint Venture Expenditure until directed otherwise by the Management Committee.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	27

7.5           Limitations on Manager’s obligations

(a)
Notwithstanding anything to the contrary elsewhere in this agreement, the performance  by  the  Manager  of  its  obligations  under  this  agreement  is subject to  the Manager being provided with sufficient funds by the Joint Venturers to enable the Manager to perform those obligations.

(b)
The rights and obligations of the Manager under this agreement do not extend outside the scope of the Joint Venture and, in particular, do not apply to or in relation to Product once it has passed the Delivery Point, unless the parties and the Manager otherwise agree.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	28

7.6           Manager may delegate

The Manager may delegate any of its rights, remedies, powers, discretions and obligations, provided that:

(a)	the Manager may only delegate the whole of its rights, remedies, powers, discretions and obligations with the approval of the Management Committee;

(b)	any delegation does not relieve the Manager of any of its obligations or responsibilities under this agreement;

(c)	the Manager informs the Management Committee at its next meeting of the identity of the delegate and the matter which has been delegated; and

(d)            the delegation is at no additional cost to the Joint Venturers.

7.7           Agreement with a Related Body Corporate

The Manager may not enter into an agreement with a Joint Venturer or a Related Body  Corporate of a Joint Venturer or the Manager for the supply of goods or services or both  under this agreement unless the proposed agreement is on terms and conditions which are no  less favourable to the Joint Venturers than an arm’s length commercial agreement with a  Third  Party supplier which is not a Related Body Corporate of the Manager or the Joint Venturer, and the proposed agreement is approved by the Management Committee.

7.8           Litigation

A Joint Venturer has the right to participate, at its own expense, in litigation or administrative  proceedings  initiated  by  the  Manager  on  behalf  of  the  Joint Venturers.

8           Programs, Budgets and Called Sums

8.1           Proposed Programs and Budgets

(a)
By no later than 1st  May in each Year or such other date as the Management Committee may agree, the Manager must provide the Joint Venturers with a Proposed   Program   and   Budget   prepared   in   accordance   with   the Accounting Procedure which must include:

(i)	details of the program of Joint Venture Activities proposed for the next Year, or for the period of any proposed Capital Works;

(ii)	an itemised budget specifying all estimated Joint Venture Expenditure proposed to be called by the Manager on a monthly basis under this agreement; and

(iii)	all available proposed major contracts and supporting documentation.

(b)	Each Proposed Program and Budget must include expenditure on theTenements sufficient to comply with minimum expenditure obligations under the Mining Act and the Tenements during that period.

8.2           Approved Program and Budget

(a)
Not less than 14 days after provision of a Proposed Program and Budget, and by no later than the end of June in each Year or such other month as the Management Committee may determine, the Management Committee must meet (as many times as necessary) and discuss the Proposed Program and Budget for the next Year, or appropriate period and adopt, with or without amendment, an Approved Program and Budget for that Year or period.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	29

(b)
Subject  to  the  prior  approval  by  the  Management  Committee  to  the awarding of all contracts to a value of more than the Contract Limit set out in Schedule 1, once the Proposed Program and Budget is approved by the Management  Committee,  the   Manager  must  implement  the  Approved Program and Budget, and give a copy to each Joint Venturer.

(c)	An Approved Program and Budget may be amended by the Manager with the approval of the Management Committee.

(d)
If the Management Committee for any reason fails to approve a Proposed Program and Budget, prior to the commencement of the Year to which it relates,  the  Management  Committee  must  continue  to  meet  and  use  all reasonable efforts to reach agreement. In the meantime, the Manager must, subject to any contrary direction of the Management Committee and receipt of necessary funds, continue to:

(i)	do (or, as appropriate, refrain from doing) whatever is necessary to maintain the Tenements in good standing; and

(ii)	perform and discharge all its existing obligations as Manager under this agreement, the Mining Act, the Tenements or to Third Parties or otherwise; and

all  costs  and  expenses  incurred  by  the  Manager  in  maintaining  the Tenements  and performing and discharging all its existing obligations is Joint Venture Expenditure and each Joint Venturer must pay its Percentage Share of those costs and expenses as a Called Sum when due under a billing statement rendered by the Manager.

8.3           Joint Venture Expenditure not covered by Program and Budget

(a)	The Manager must not undertake any Joint Venture Activities which are not substantially in accordance with an Approved Program and Budget except:

(i)
in case of an Emergency, the Manager may make such immediate expenditure as the Manager deems necessary for the protection of life or  property including the Joint Venture Property, in which case the Manager must promptly notify the Joint Venturers of such expendiures; or

(ii)
if the Manager expects there will be a cost overrun in carrying out an Approved  Program which cannot be avoided by Good Russian Mining Practice, the Manager may exceed a current Approved Budget by not more than 10%; or

(iii)   if  otherwise  permitted  by  this  agreement  or  by  the  Management Committee.

(b)	The Manager must report to the Joint Venturers as soon as reasonably practicable any unbudgeted expenditure incurred by the Manager for whatever reason.

8.4           Costs borne in proportion to Percentage Shares

All  Joint   Venture   Expenditure   incurred   in   accordance   with   an   Approved Program and Budget or as permitted by this agreement must be borne and paid by the Joint Venturers severally in proportion to their respective Percentage Shares.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	30

8.5           Billing statements for Called Sums

(a)
On or before the 10th day of each month (or such other date or period as the Management Committee directs), the Manager must submit to each Joint Venturer  a   billing  statement  of  proposed  Joint  Venture  Expenditure prepared in accordance with the Accounting Procedure specifying:

(i)
the Called Sum to be paid by that Joint Venturer to finance Joint Venture  Activities set out in an Approved Program and Budget during  the  next  month  (or  such  other  period  as  the  Management Committee  directs)  including  all  existing  and  reasonably  expected liabilities of the Joint Venture, less any amount standing to the credit of the Joint Venturer in the Joint Venture Accounts; and

(ii)         the amount paid cumulatively to date for the current Year.

(b)
The billing statement for Called Sums rendered by the Manager must be accompanied by statements reflecting all existing and expected charges and credits   to   the   Joint   Venture   Accounts,   summarised   by   appropriate classifications indicative of the nature thereof.

(c)
All  billing  statements  rendered  by  the  Manager  during  any  Year  are presumed conclusively to be true and correct, except and only to the extent a Joint Venturer makes  written objection thereto within 12 months after the date of such statement  specifying  the items excepted and the grounds for such exception, and makes claim for adjustment.

8.6           Payment of Called Sums

(a)	A Joint Venturer must pay each Called Sum to the Manager within 14 days of receipt of a billing statement.

(b)           All payments must be in Russian currency and made to a bank account in Russia nominated by the Manager.

9           Accounts, reports, audit and access

9.1           Joint Venture accounting

(a)
The Manager must maintain separate books, accounts and records for the Joint   Venture  of  Joint  Venture  Expenditure  in  accordance  with  the Accounting Procedure and generally accepted accounting principles adopted from time to time by  the Institute of Chartered Accountants in Russia, consistently applied.

(b)
The Manager must develop and provide to the Joint Venturers standard accounting procedures, expenditure classifications and reporting formats in accordance with the Accounting Procedure as appropriate to the Joint Venture to satisfy the requirements of the Management Committee and the Auditor.

9.2           Reports to Joint Venturers

The Manager must keep the Joint Venturers informed of all Joint Venture Activities by submitting in writing to the Joint Venturers:

(a)
within one month of the end of each quarter, quarterly progress reports which include statements of Joint Venture Expenditure and comparisons of such  expenditures  to  the  Approved  Program  and  Budget,  including quarterly summaries of data acquired;

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	31

(b)
within one month of the end of each Year or other relevant period, a detailed final  report  after completion of each Approved Program and Budget, which must include comparisons between actual and budgeted Joint Venture Expenditure;

(c)	as soon as possible thereafter, a report on the happening of any event or occurrence:

(i)	which the Manager considers is likely materially to affect the interests of any of the Joint Venturers or the value or worth of any Joint Venturer Property of the Tenements; or

(ii)
that  would  be  required  to  be  disclosed  to  the  market  by  a  Joint Venturer  (or  by  a  Related  Body  Corporate  of  a  Joint  Venturer) pursuant to the  Listing Rules provided that, in respect of a foreign stock  exchange,  the   Joint  Venturer  has  previously  informed  the Manager  of  the  disclosure   requirements  applying  to  the  stock exchange  on  which  its,  or  one  of  its  Related  Bodies  Corporate's, securities are listed;

(d)	within one month in each case of its completion, a copy of any material report concerning Joint Venture Activities produced by the Manager; and

(e)           such other reports as the Management Committee may direct.

9.3           Joint Venture Accounts and audit

(a)
The Manager must prepare accounts for the Joint Venture reflecting the results  for  each  Year  of  all  transactions  connected  with  Joint  Venture Activities as disclosed by the records and accounts kept by the Manager and reflecting the Joint Venture  Property in the possession or control of the Manager as at the end of such Year  in  accordance with this agreement (Annual Accounts) which Annual Accounts must be completed, audited by the Auditor and provided to the Joint Venturers (together with the Auditor's report) no later than 3 months after the end of the Year.

(b)
Any Joint Venturer which requires any particular audit requirements to be satisfied  by the Auditor may make known to the Manager in writing its additional  particular   requirements  before  the  audit  is  completed.  The Manager  must  provide  the  particular  audit  requirements  to  the  Auditor forthwith and the additional cost of conducting any additional audit must be paid by that Joint Venturer.

(c)	The Manager must rectify any issues or qualifications raised by the Auditor concerning the Joint Venture Accounts or Joint Venture Activities as soon as is reasonably practicable.

9.4           Individual Joint Venturer recording responsibilities

(a)
Each Joint Venturer is responsible, in respect of its Joint Venture Interest, for all  financial and accounting records required by Law or to support its income tax returns or any other reports required by any Authority.

(b)
The  Manager  must  provide  to  each  Joint  Venturer  such  Joint  Venture information prepared by the Manager in accordance with this agreement, as the  Joint  Venturer  may  reasonably  require  to  prepare  its  financial  and accounting records.

9.5           Joint Venturer access

A Joint Venturer is entitled during working hours at reasonable intervals, and the Manager must give, on reasonable notice at the Joint Venturer's expense and risk, access to, and the right to inspect any Joint Venture Property, including all books and  records maintained by the Manager, provided that the Joint Venturer ensures that there is no interference with Joint Venture Activities.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	32

10           Cross Charge and Deed of Covenant

10.1           Cross Charge

(a)           For the purpose of better securing:

(i)         the payment of all Called Sums; and

(ii)	payment to each of the Joint Venturers of any amount due and payable to it pursuant to this agreement each Joint Venturer must, as a condition precedent to entering into this agreement,  or  upon  becoming  a  Joint  Venturer  under  this  agreement, execute and deliver to the other Joint Venturers a Cross Charge.

(b)
Each Joint Venturer creating a Cross Charge must at its cost obtain all Authorisations in relation to the Cross Charge and duly register or lodge the same for  recording in every jurisdiction and registry where registration, lodgement or recording is required or permitted to perfect the Cross Charge.

10.2           No Encumbrances without consent

(a)           Except for entry into a Cross Charge, a Joint Venturer must not create an Encumbrance over its Joint Venture Interest unless:

(i)         the Encumbrance is over the whole (but not part) of its Joint Venture Interest;

(ii)
the rights of the Encumbrancees and any person claiming through or under any  of them (each of whom is a Chargee) must be expressly subject  to  this  agreement,  the  Cross  Charge  created  by  the  Joint Venturer  in  accordance   with  this  agreement,  and  the  Deed  of Covenant applicable to the Encumbrance;

(iii)   the Encumbrance must be limited to a floating charge (except that, in respect  of  the  Joint  Venture  Interest  of  the  Joint  Venturer  in  any present  or  future  freehold  or  leasehold  land  included  in  the  Joint Venture Property or the  Tenements, the charge may be fixed), and must be postponed to and ranks as a security after the Cross Charge created by the Joint Venturer in accordance with this agreement;

(iv)	all funds to be made available by the proposed Chargee to the Joint Venturer and secured by the Encumbrance are, and must be applied, solely for either or both of the following purposes:

(A)         financing a Development or other Joint Venture Activities; or

(B)         purchasing all or any part of its Joint Venture Interest; and

(v)         before creating the Encumbrance the Joint Venturer first:

(A)	gives to the other Joint Venturers at least 14 days notice of its intention to create an Encumbrance giving particulars of its compliance with the whole of this clause; and

(B)	causes all of the proposed Chargees to execute and deliver to the other Joint Venturers a Deed of Covenant.

(b)
On  receipt  of  a  Deed  of  Covenant  (in  a  form  and  content  reasonably satisfactory  to all the Joint Venturers) duly executed by all the proposed Chargees,  the  Joint  Venturers  must  execute  and  deliver  the  Deed  of Covenant to the Chargees.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	33

(c)
The Joint Venturer creating the Encumbrance must at its cost obtain all Authorisations in relation to the Deed of Covenant and duly register or lodge  the  same  for  recording  in  every  jurisdiction  and  registry  where registration, lodgement or recording is required or permitted to perfect the Deed of Covenant.

11           Assignment

11.1           Restriction on assignment

(a)	A Joint Venturer may not assign, transfer, sub-lease or otherwise deal with the whole or any part of its Joint Venture Interest otherwise than:

(i)         as permitted by this agreement; or

(ii)	with the consent of all the other Joint Venturers, which they may give or refuse in their absolute discretion.

(b)	Except as otherwise provided in this agreement, a Defaulting Joint Venturer may not assign, transfer, sub-lease or otherwise deal with the whole or any part of its Joint Venture Interest.

(c)	Any purported dealing by a Joint Venturer with its Joint Venture Interest contrary to this agreement is void.

11.2           Assignment to Related Body Corporate

A Joint Venturer which is not a Defaulting Joint Venturer may at any time without obtaining the prior consent of the other Joint Venturers assign the whole (but not part) of its Joint Venture Interest to a Related Body Corporate. If a Joint Venturer assigns the whole of its  Joint  Venture Interest to a Related Body Corporate, then that Joint Venturer:

(a)	must, within 14 days following the date of the assignment, notify all of the other Joint Venturers of the identity of the assignee and its relationship to the Joint Venturer;

(b)	continues to be bound by this agreement and is not released from any of its obligations or discharged from any of its liabilities under this agreement, unless all the other Joint Venturers agree; and

(c)
must, by the time that the Related Body Corporate to which the whole of its Joint  Venture  Interest  has  been  assigned  ceases  to  be  a  Related  Body Corporate of the Ultimate Holding Company of the Joint Venturer, ensure that all the rights assigned  to that Related Body Corporate have been re- assigned  to  that  Joint  Venturer  or  assigned  to  another  Related  Body Corporate of that Joint Venturer.

An assignment under this clause is free of any rights of pre-emption set out in this agreement.

11.3           Permitted right of pre-emption

(a)	A Joint Venturer has the right of pre-emption on the terms and conditions set out in this clause in respect of a sale of the whole or part of the Joint Venture Interest by another Joint Venturer.

(b)
Where a Joint Venturer receives a bona fide offer to purchase or farm-in to, or intends to make an offer to sell or farm-out, for a consideration involving payment of cash to the Joint Venture or a Joint Venturer in whatever form and over any period (including immediate cash, deferred cash, royalty, net smelter  return, net profit interest and the like, and including payment of Joint Venture  Expenditure), the whole or part of its Joint Venture Interest which it is willing to  accept and dispose of or sell or farm-out, the Joint Venturer (Selling Joint Venturer) must promptly send written notice to the other Joint Venturers of the offer to purchase, or farm-in, or sell or farm-out making the same offer to the other Joint Venturers (Offer).

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	34

(c)           The Offer must:

(i)
set out all the details of the offer to purchase, farm-in, sell or farm-out that the Selling Joint Venturer has received, including the identity of the proposed acquirer (if then known), to enable an assessment of the acquirer’s financial  standing including, where applicable, details of the financial standing of the  acquirer’s Ultimate Holding Company and any proposed parent company guarantees; and

(ii)        attach a copy of all of the Offer documents.

(d)	Each other Joint Venturer (Non-Selling Joint Venturer) has the right for a period of 45 days following receipt of an Offer (Option Period) to accept the Offer in full.

(e)	To accept the Offer a Non-Selling Joint Venturer which wishes to accept the Offer must give written notice of acceptance to the Selling Joint Venturer during the Option Period.

(f)
Where more than one Non-Selling Joint Venturer accept the Offer from the Selling Joint Venturer the accepting Non-Selling Joint Venturers are deemed to  have  accepted  the  Offer  pro  rata  in  proportion  to  their  respective Percentage Shares, unless otherwise mutually agreed between them.

11.4            Selling Joint Venturer free to sell or assign

If none of the Non-Selling Joint Venturers accept the Offer then, following the Option Period, the Selling Joint Venturer is free within 6 months from the date of the  Offer,  and  subject  to  subsequent  completion  and  delivery  of  the  required assignment documentation  specified in this agreement, to dispose of, sell or farm out its Joint Venture Interest the subject of the Offer to the prospective acquirer at a price and subject to the terms and conditions  which  are no less favourable to the Selling Joint Venturer than the price, terms and conditions set out in the Offer.

11.5           Requirements of assignee

A sale, disposal, farm-in or farm-out of part or all of a Joint Venture Interest is not effective unless and until the assignee:

(a)           obtains all relevant Authorisations; and

(b)
executes and delivers to each Joint Venturer a form of assumption deed approved by the Joint Venturers (which approval must not be unreasonably withheld) under which the assignee agrees to assume the obligations of the assignor  under,  and  be   bound  by  the  terms  and  conditions  of,  this agreement, including the obligations of the assignor under any Cross Charge granted  to  the  assignor  by  the  other  Joint  Venturers  and  any  Deed  of Covenant entered into by any Third Party with the assignor, to the extent of the Joint Venture Interest assigned or upon the Joint Venture Interest being earned under the terms of the sale, assignment, farm-in or farm-out;

(c)           executes and delivers to each of the Joint Venturers a Cross Charge and Deed of Covenant, to the extent required under this agreement; and

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	35

(d)
receives from the assignor an executed assignment of the benefit of any Cross Charge granted to the assignor by the other Joint Venturers and any Deed of Covenant entered into by any Third Party with the assignor.

11.6           Assignment on Change of Control or less than Minimum Interest

(a)
If a Change of Control occurs in respect of a Joint Venturer (Changed Joint Venturer),  any other Joint Venturer may, by notice given to all the Joint Venturers and the  Manager, cause the Changed Joint Venturer to make a Deemed Sale Offer to the other Joint Venturers.

(b)
If  the  Joint  Venture  Interest  of  a  Joint  Venturer  reduces  to  below  the Minimum  Interest,  whether  by  sale,  or  other  disposition  or  dilution  as permitted under this  agreement, any other Joint Venturer may, by notice given to all the Joint Venturers and the Manager, cause that Joint Venturer to make a Deemed Sale Offer to the other Joint Venturers.

(c)	If, within 30 days after notice of the Deemed Sale Offer is given, the Joint Venturers have not agreed on the Transfer Price an Expert must determine the Transfer Price.

(d)
On agreement or determination of the Transfer Price, the Deemed Sale Offer is  open for acceptance by all the other Joint Venturers pro rata in proportion to their respective Percentage Shares or such other proportions as they may agree and is irrevocable for a period of 60 days.

(e)
A Deemed Sale Offer by a Changed Joint Venturer may be accepted by one or more of the other Joint Venturers. A Deemed Sale Offer of a less than Minimal Interest must be accepted by all of the other Joint Venturers.

(f)           Upon a Deemed Sale Offer being accepted:

(i)
the  transferring  Joint  Venturer  must  sell,  and  the  accepting  Joint Venturers  must purchase, the whole of its Joint Venturer Interest on the terms of the  Deemed Sale Offer, subject only to obtaining all relevant Authorisations; and

(ii)
completion of the transfer of the Joint Venture Interest must occur within 60  days after acceptance at which time the transferring Joint Venturermustcompleteanddeliverallrequiredassignment documentation,  including  a  discharge  of  all  Encumbrances,  to  the accepting Joint Venturers and the accepting Joint Venturers must pay the Transfer Price to the  transferring Joint Venturer in immediately available funds subject to the relevant Authorisations being obtained.

(g)
If the Deemed Sale Offer made as a result of the Change of Control is not accepted by any Joint Venturer in accordance with this clause, the Changed Joint Venturer is not liable to transfer its Joint Venturer Interest as a result of such Change of Control.

(h)
If the Deemed Sale Offer of a less than Minimal Interest is not accepted by all of the  other Joint Venturers in accordance with this clause, the Joint Venturer holding less  than a Minimal Interest is not liable to transfer its Joint Venture Interest.

11.7           Joint Venturer ceasing to be a Joint Venturer

(a)
If a sale or assignment of the whole or part of a Joint Venture Interest is made in  accordance with this agreement (other than an assignment to a Related Body Corporate) the assignor is released from obligations under this agreement arising after  the sale or assignment to the extent of the Joint Venture Interest sold or assigned, other than the obligationsof confidentiality contained in this agreement.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	36

(b)
If a person ceases to be a Joint Venturer, that person is not relieved of any liability under this agreement which was incurred or arose on or before the date when it ceased to be a Joint Venturer, unless this agreement otherwise provides.

12           Default

12.1           Breach Default Event to be remedied

(a)
The Manager or any Non-Defaulting Joint Venturer may at any time after a Breach Default Event occurs serve a written notice on the Defaulting Joint Venturer specifying the nature of the Breach Default Event and requiring it to be remedied. The Defaulting Joint Venturer must then:

(i)	if the Breach Default Event is capable of being remedied, remedy the default within 14 days of its receipt of the notice of default; or

(ii)
if the Breach Default Event is not remedied within 14 days or is not capable of being remedied, pay adequate monetary compensation to the Non-Defaulting Joint Venturers such payment to be made within 7 days of receipt of notification of the amount of compensation payable as determined under this agreement.

(b)
The Joint Venturers must agree in writing the amount of adequate monetary compensation to be paid by the Defaulting Joint Venturer under this clause. If the Joint Venturers have not reached agreement within 14 days after the date on which notice of default is given, that amount must be determined by an   Expert   appointed   under   this   agreement,   who   must   make   such determination within 30 days of his or her appointment.

(c)
On  agreement  or  determination  of  the  amount  of  adequate  monetary compensation under this clause, that amount, and any interest and costs payable or reimbursable under this agreement, becomes Unpaid Monies due under this agreement.

12.2           Unpaid Monies Default Event to be remedied

(a)	If an Unpaid Monies Default Event occurs, the Manager must promptly give to the Defaulting Joint Venturer a notice to pay all Unpaid Monies within 7 days after the Due Date (Non-payment Notice).

(b)
If  the  Defaulting  Joint  Venturer  fails  to  comply  with  the  Non-payment Notice, the Manager must promptly give notice of such failure to all of the other Joint Venturers together with the amount of Unpaid Monies due but not paid (Unpaid Monies Default Notice).

(c)
Each Joint Venturer receiving an Unpaid Monies Default Notice has the right (but not the obligation) after 7 days from receipt of the notice to pay to the Manager all or part of Unpaid Monies referred to in the Unpaid Monies Default Notice on behalf of the Defaulting Joint Venturer. A Joint Venturer which makes a payment of Unpaid Monies on behalf of the Defaulting Joint Venturer becomes a Paying Joint Venturer.

(d)
All monies paid by the Manager or a Paying Joint Venturer on behalf of a Defaulting  Joint  Venturer  to  remedy  an  Unpaid  Monies  Default  Event constitute a debt due by the Defaulting Joint Venturer and are included in indebtedness secured under the  Cross Charge granted by the Defaulting Joint Venturer to the Manager or the Paying Joint Venturer, as applicable.  The rights of the Manager or a Paying Joint Venturer against a Defaulting Joint  Venturer under this sub-clause are in addition to any other rights or remedies available to them.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	37

(e)
Upon payment of all Unpaid Monies including all interest and costs payable or  reimbursable  in  respect  of  the  Default  Event,  the  Defaulting  Joint Venturer  is  released  from  liability  to  pay  the  Called  Sum  on  which  it defaulted,  but  otherwise  remains  liable  to  indemnify  each  other  Joint Venturer and the Manager as provided in this agreement.

12.3           Interest and costs

(a)	Interest is payable on all Unpaid Monies not paid on or before the Due Date, from but excluding the Due Date up to and including the date upon which the moneys are paid.

(b)
All interest paid on Unpaid Monies by the Manager, a Paying Joint Venturer or a Non-Defaulting Joint Venturer directly attributable to a Default Event become Unpaid Monies due for payment by the Defaulting Joint Venturer to the payer on demand.

(c)
A Defaulting Joint Venturer must pay or reimburse all reasonable costs and expenses  (including legal costs and expenses on a full indemnity basis) incurred by the Manager, a Paying Joint Venturer or a Non-Defaulting Joint Venturer consequent upon, or which are directly attributable to remedying, a Default Event. All reasonable costs  and expenses so paid become Unpaid Monies due for payment by the Defaulting Joint Venturer to the payer on demand.

(d)
If the Manager or one or more Paying Joint Venturer pays Unpaid Monies on behalf  of the Defaulting Joint Venturer, interest at the Agreed Interest Rate must be credited in the Joint Venture Accounts to the Manager or the Paying Joint Venturers pro rata in proportion to their respective Percentage Shares, and the Defaulting Joint  Venturer  must pay to the Manager on demand the aggregate of the sums so credited.

12.4           Period of Unpaid Monies Default

An Unpaid Monies Default Event must not be treated as having been remedied for the purposes of this agreement until:

(a)	the Defaulting Joint Venturer has paid, or caused to be paid, all Unpaid Monies due to the Manager, the Paying Joint Venturers or the Non- Defaulting Joint Venturers (as the case may be); or

(b)	the whole of the Defaulting Joint Venturer’s Joint Venture Interest is acquired pursuant to this agreement by a Non-Defaulting Joint Venturer or a Third Party.

12.5           Buy-Out Election following an Unpaid Monies Default Event

(a)
If an Unpaid Monies Default Event is not remedied within 14 days from the Due Date, any one or more Non-Defaulting Joint Venturers may (but are not obliged to) give notice to the other Joint Venturers (including the Defaulting Joint Venturer) and the Manager stating that it wishes, or they wish, to acquire the whole (but not part) of the Defaulting Joint Venturer’s Joint Venture Interest pursuant to this agreement (Buy-Out Election).

(b)
Where more than one Non-Defaulting Joint Venturer wishes to enforce aBuy Out Election, those Non-Defaulting Joint Venturers must do so, unless otherwise mutually agreed between them, severally in the proportion to their respective Percentage Shares.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	38

(c)	Where a Buy Out Election has been made, the Non-Defaulting Joint Venturers may not enforce their Cross Charges unless the Defaulting Joint Venturer suffers an Insolvency Event.

12.6           Preservation of other rights

Nothing in this agreement affects the right of a party to:

(a)	subject to observance of the Dispute resolution provisions of this agreement, commence litigation in respect of a Default Event; or

(b)	exercise any other rights or remedies available to the party under this agreement or at law or in equity.

13           Enforcement of Buy-Out Election

13.1           Effect of Buy-Out Election

Upon a Buy-Out Election being made,,the Non-Defaulting Joint Venturers which have   agreed   or  elected  to  pursue  the  Buy-Out  Election  (Enforcing  Joint Venturers) must,  within 28 days from the Buy-Out Election coming into effect, subject to the agreement or determination and acceptance of the fair market value and the date for completion (Completion Date), acquire the whole (but not part) of the Defaulting Joint Venturer’s Joint Venture Interest, provided that if the relevant Unpaid Monies Default Event is remedied in full in accordance with this agreement before the Completion Date, the Buy-Out Election under this agreement lapses.

13.2           Determination of fair market value and Completion Date

(a)
The Defaulting Joint Venturer and the Enforcing Joint Venturers must use their best  endeavours to agree on the fair market value of the Defaulting Joint Venturer’s Joint Venture Interest as at the date of the relevant Default Event, and the Completion Date.

(b)	If the parties cannot agree on the fair market value and the Completion Date within 14 days of the Buy-Out Election coming into effect, then:

(i)	those matters may be determined by an Expert appointed under this agreement, who must make a determination within 30 days of appointment;

(ii)       the Expert may determine that the Defaulting Joint Venturer’s Joint Venture Interest has nil or a negative value; and

(iii)       no  payment  is  due  if  the  amount  of  consideration  payable  to  the Defaulting Joint Venturer is determined to be negative.

(c)
Upon the fair market value and the Completion Date being determined by the expert, each Enforcing Joint Venturer must within 7 days of receiving the expert’s determination advise the Defaulting Joint Venturer whether it accepts or rejects the expert’s determination and whether or not it agrees to pay the fair market value of the Defaulting Joint Venturer’s Joint Venture Interest on the Completion Date as determined by the expert.

(d)
Where more than one Enforcing Joint Venturer agrees to pay the fair market value  for  the  Defaulting  Joint  Venturer’s  Joint  Venture  Interest  on  the Completion Date as agreed or determined by the expert, the Enforcing Joint Venturers  must  do so,  unless  otherwise  mutually  agreed  between  them, severally in proportion to their respective Percentage Shares.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	39

(e)
If no Enforcing Joint Venturer agrees to pay the fair market value for the Defaulting Joint Venturer’s Joint Venture Interest on the Completion Date as agreed or  determined by the expert, any one or more of the Enforcing Joint Venturers may enforce the Cross Charge.

13.3           Consequence of Buy-Out Election

On the agreement, or determination and acceptance, of the fair market value of the Defaulting  Joint Venturer’s Joint Venture Interest and the Completion Date, the Defaulting Joint Venturer must on or before the Completion Date:

(a)
transfer  the  whole  of  its  Joint  Venture  Interest  to  the  Enforcing  Joint Venturers  by executing and delivering all deeds and documents necessary for, and complete  (and register, if required by the law of the Nominated State), the assignment of its  Joint Venture Interest to the Enforcing Joint Venturers; and

(b)           pay all stamp duty and other transfer costs which become payable upon the Enforcing Joint Venturers acquiring its Joint Venture Interest,

and, in exchange for the assignment and transfer of the Joint Venture Interest, the Enforcing   Joint   Venturers   must   severally   in   proportion   to   their   respective Percentage Shares, or in such other proportions they agree:

(c)	cure any relevant Default Event of the Defaulting Joint Venturer which is capable of being cured;

(d)           assume all future obligations and liabilities in respect of the whole of the Defaulting Joint Venturer’s Joint Venture Interest;

(e)
pay the amount of consideration to the Defaulting Joint Venturer being the fair market value agreed or determined and accepted for the Joint Venture Interest being acquired by the Enforcing Joint Venturers less:

(i)         all amounts due from the Defaulting Joint Venturer to any party or Third Party under or pursuant to this agreement;

(ii)
all  amounts  paid  by  the  Non-Defaulting  Joint  Venturers  or  the Manager  to cure any relevant Default Event of the Defaulting Joint Venturer, including  interest and costs payable under this agreement; and

(iii) the amount of all liability of the Defaulting Joint Venturer to meet existing Rehabilitation Obligations and Mine Closure Obligations as determined by the Manager as at the date of payment.

(f)	pay any amounts deducted by them from the fair market value for payment to any party or Third Party, to that party or Third Party as soon as reasonably possible; and

(g)	release the Defaulting Joint Venturer from all claims the Enforcing Joint Venturers have against the Defaulting Joint Venturer in connection with the relevant Default Event.

13.4           Release of Defaulting Joint Venturer

Upon completion  (and  registration,  if  required)  of  the  assignment  of  its  Joint Venture  Interest to the Enforcing Joint Venturers, including the payment of all transfer costs, the Defaulting Joint Venturer is released from its obligations under this agreement arising after completion of the assignment, other than the obligations of confidentiality set out in this agreement.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	40

13.5           Attorney

For so long as it is in default, each Defaulting Joint Venturer irrevocably appoints the Enforcing Joint Venturers jointly and severally as its lawful attorney to act for it in its name or  otherwise as the Manager (acting reasonably) deems fit for the purposes of:

(a)
doing all such acts and executing all such  documents as may appear to the Enforcing Joint Venturers (acting reasonably) to be necessary or desirable to comply  with  the   obligations  and,  to  the  extent  necessary  to  perform obligations, to exercise the rights of the Defaulting Joint Venturer under this agreement; and

(b)
with the agreement of all other Non-Defaulting Joint Venturers (if any), terminating the Joint Venture and doing all things reasonably necessary or desirable for completion and winding up of Joint Venture Activities

The Defaulting Joint Venturer is bound by all acts of the Enforcing Joint Venturers as attorney pursuant to this clause.

14           Term, suspension and termination of Joint Venture

14.1           Term of agreement

This agreement commences on the date of this agreement and continues until the earliest to occur of any of the following Termination Events:

(a)           all Non-Defaulting Joint Venturers (for themselves and as attorney for each Defaulting Joint Venturer) agree in writing to terminate the Joint Venture;

(b)	the Management Committee determines unanimously that all economically recoverable reserves of Products in the Mining Area have been recovered;

(c)
the  Management  Committee  determines  unanimously  that  Joint  Venture Activities should cease due to a failure to obtain approval under the Act for any required  proposals for the extension of Mining into any undeveloped deposits within the Mining Area upon terms and conditions acceptable to all the Joint Venturers; or

(d)           the Joint Venturers cease to hold any interest in any Tenement and further until completion of the winding up of all Joint Venture Activities.

14.2           Suspension of Joint Venture Activities or Mine Closure

(a)
The Manager may, at any time subsequent to 12 months from the Commencement Date, submit to the Management Committee a Proposed Program and Budget for the temporary suspension or permanent Mine Closure of all or any part of Joint Venture Activities.

(b)
The Manager must implement any Approved Program and Budget for the suspension of Joint Venture Activities or Mine Closure, together with any other directions that the Management Committee may give to the Manager in respect of that Approved Program and Budget.

(c)	If Joint Venture Activities are suspended under an Approved Program and Budget, then the Management Committee may at any subsequent time direct that those Joint Venture Activities resume.

14.3           Winding up of Joint Venture

(a)	Immediately following the occurrence of a Termination Event, the Manager must commence winding up Joint Venture Activities including:

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	41

(i)
arranging for an evaluation of the Shutdown Costs as at the date of the termination of the Joint Venture, including the cost of satisfying the Rehabilitation Obligations and the Mine Closure Obligations;

(ii)	taking such steps to dispose of Joint Venture Property as it is directed to take by the Management Committee;

(iii)	satisfying all Rehabilitation Obligations and Mine ClosureObligations;

(iv)	to the extent reasonably possible, meeting the Shutdown Costs from the proceeds of realization of Joint Venture Property;

(v)
after   paying   the   Shutdown   Costs   distributing   any   net   amount remaining from the proceeds of realization of Joint Venture Property among the Joint  Venturers pro rata in proportion to their respective Percentage Shares; and

(vi)	requiring payment of a Called Sum from each Joint Venturer to the extent that the proceeds of realization of Joint Venture Property are insufficient to meet the Shutdown Costs.

(b)
If a Joint Venturer fails to pay any Called Sum to meet the Shutdown Costs, the  Non-Defaulting Joint Venturers are obliged, severally in proportion to their respective Percentage Shares, to contribute any amount unpaid by the Defaulting Joint Venturer  and the Defaulting Joint Venturer is liable to repay all amounts paid by the Non-Defaulting Joint Venturers, together with interest  payable  under  this  agreement.  The  amount  paid  by  the  Non- Defaulting  Joint  Venturers  is  a  debt  payable  by  the  Defaulting  Joint Venturers to the Non-Defaulting Joint Venturers on demand.

14.4           Certain obligations continue beyond termination

Upon termination of this agreement for any reason, all rights and obligations of the Joint Venturers to each other in their capacity as Joint Venturers cease, other than:

(a)           the obligations of confidentiality set out in this agreement; and

(b)
the obligation to pay any actual or contingent liabilities relating to Joint Venture Activities, including the cost of all Rehabilitation Obligations and Mine Closure Obligations and any severance, sickness and other employee benefit  costs  incurred   or   imposed  in  connection  with  Joint  Venture Activities, or otherwise arising  from this agreement, that have not been discharged as at the date of termination.

14.5           Extension of term

The Joint Venturers may at any time consult with each other for the purpose of determining  whether the term of this agreement should be extended beyond the period it would otherwise expire. A failure by any Joint Venturer to agree to such extension may not be referred to any dispute resolution procedure.

15           Confidentiality

15.1           Agreement is confidential

The terms and conditions of this agreement and all information flowing to any Joint Venturer  from Joint Venture Activities, or in relation to Joint Venture Activities, other than information which is already within the public domain independently of any  breach  by  a   party  of  this  agreement  (Confidential  Information),  are confidential.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	42

15.2           No disclosure except as permitted

Except as  permitted  by  this  agreement,  each  Joint  Venturer  and  the  Manager undertakes that it will keep confidential all Confidential Information received by it and that neither it nor its employees will, without the consent of each of the other Joint Venturers, disclose any Confidential Information to any Third Party.

15.3           Permitted disclosure

A Joint Venturer may disclose Confidential Information:

(a)           to the professional advisers or agents of that Joint Venturer;

 (b)to a Related Body Corporate of that Joint Venturer;

(c)	as required by Law or by any competent Authority, whether the obligation arises as a consequence of the act of the Joint Venturer or otherwise;

(d)           to any stock exchange pursuant to Listing Rules which require disclosure;

(e)	where reasonably necessary for the purposes of any arbitration or administrative or legal proceedings involving only the Joint Venturers; or

(f)
to a Third Party, and its advisers, bona fide tendering for or negotiating the purchase  of  all or part of the interest of that Joint Venturer in the Joint Venture or for the provision of finance to that Joint Venturer but only if the Third Party and its advisers first covenant in writing to the disclosing Joint Venturer to preserve confidentiality of  information disclosed in the same terms as this clause.

A Joint Venturer making a permitted disclosure under this clause must take all reasonable  steps  to  ensure  that  the  person  to  whom  disclosure  is  made  keeps confidential all Confidential Information disclosed.

15.4           Confidential Information disclosed only as necessary

(a)
Each  Joint  Venturer  and  the  Manager  must  take  all  steps  reasonably necessary to ensure that the Confidential Information obtained is disclosed to and known by only those persons who need to acquire that knowledge in the course of their duties.

(b)
Each Joint Venturer, but not the Manager, may use for its own internal purposes not related to Joint Venture Activities any geological, geophysical, geochemical, metallurgical or operational concept, model or principle of any kind, even if derived from the Confidential Information.

15.5           Publicity and disclosure

(a)
Except  for  an  announcement  or  other  disclosure  required  by  Law  or permitted  by  this  agreement,  no  public  announcement  naming  a  Joint Venturer or other public disclosure may be made in relation to Joint Venture Activities or Joint Venture Property unless the text of the announcement or disclosure has been approved by the other Joint Venturers.

(b)
To the extent that an announcement or other disclosure is required by Law, the Joint Venturers must use all reasonable endeavours to agree, as soon as reasonably  practicable, the wording of such announcement or disclosure before it is made.

15.6           Obligations exist beyond termination

The obligations in relation to Confidential Information imposed by this agreement continue until all the Confidential Information ceases to be confidential despite the termination of this agreement for any reason.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	43

16           Dispute Resolution

16.1           Limitation on proceedings

The parties agree that it is a condition precedent to the commencement of any litigation proceedings by a party in respect of a dispute under, or in relation to, this agreement (Dispute) that the party has complied fully with the agreed process for resolving a Dispute (Dispute Resolution Process) under this clause (regardless of the level or levels on which the Dispute has previously been considered) except:

(a)	where the Dispute concerns the non-payment of monies due, the quantum of which is certain; or

(b)           if the party seeks urgent interlocutory, injunctive or declaratory relief; or

(c)	if the other party has failed to observe the requirements of this clause and the party seeks to enforce compliance with the Dispute Resolution Process in respect of the Dispute.

16.2           Dispute Resolution Process

(a)	Where a Dispute arises between the parties, a party may give notice to the other parties initiating a Dispute Resolution Process in respect of the Dispute (Dispute Notice) which Dispute Notice must:

(i)       state that the notice is given under this subclause;

(ii)      describe the nature of the Dispute; and

(iii)    nominate a representative of the party who is authorised to negotiate and settle the Dispute on the party’s behalf.

(b)	Each other party must within 7 days after receipt of a Dispute Notice nominate in writing to the other parties a representative authorised to negotiate and settle the Dispute on its behalf.

(c)
The parties’ representatives must negotiate in good faith with a view to resolving the Dispute within 21 days after the receipt of the Dispute Notice, (or such longer  period as those representatives agree), failing which the Dispute must be immediately referred to the Chief Executive Officers of the parties.

(d)
The Chief Executive Officers must negotiate in good faith with a view to resolving the Dispute within 14 days of the Dispute being referred to them (or such longer period as the Chief Executive Officers agree) failing which, the  Dispute  may  be  immediately  referred  by  any  party  by  notice  to mediation or Expert determination under this agreement.

16.3           Mediation

Mediation of a Dispute must:

(a)
be conducted in the Nominated State by the person or body agreed to by the parties or,  failing agreement within 35 days after receipt of the Dispute Notice, as nominated by the President for the time being of the Law Society of the Nominated State on request by either party;

(b)
be conducted in accordance with such rules as may be agreed by the parties or, failing agreement within 35 days after receipt of the Dispute Notice, in accordance  with  the  rules  nominated  by  the  person  or  body  agreed  or nominated to conduct the mediation;

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	44

(c)	be at the cost and expense of the parties equally (except that each party must pay its own advisers, consultants and legal fees and expenses) unless the parties otherwise agree; and

(d)           if not earlier resolved, be continued for a period expiring on the date being 14 days after the nomination of the mediator (or such other period as the parties  may agree) after which any party may at any time after that date seek Expert determination in accordance with this agreement or commence litigation proceedings in respect of the Dispute.

16.4           Dispute Resolution Process not to interrupt Joint Venture Activities

The parties must ensure that neither the commencement nor conduct of any Dispute Resolution  Process,  including  mediation  or  Expert  determination,  causes  any interruption to Joint Venture Activities or to the performance by the parties of their respective obligations under this agreement, nor will it affect any of the time limits fixed in this agreement unless the performance of Joint Venture Activities or a party under this agreement is materially affected  by the submission of the matter in dispute to arbitration, litigation or by the result of the litigation or arbitration.

16.5           Clause does not apply to matters where consent required

If this agreement refers to the parties reaching agreement on a matter or the consent of any party being given then, except where this agreement requires that consent or agreement  is  not  to  be  unreasonably  withheld,  the  Dispute  Resolution  Process cannot be used to resolve a dispute between the parties in relation to the reaching of that agreement or the giving of that consent.

17           Expert Determination

17.1           Expert determination

Where a matter is permitted or required by this agreement to be determined by an Expert or if the parties otherwise agree, any party may refer the matter to the expert determination of an Expert and the following provisions apply:

(a)
subject to any other determination by the Expert, the costs of obtaining the determination must be at the cost and expense of the parties equally (except that each  party must pay its own advisers, consultants and legal fees and expenses) unless the parties otherwise agree;

(b)
the Expert determination must be conducted by a person or body agreed to by the parties or, failing agreement within 14 days after a party proposes a person  or  body,  by  the  person  or  body  nominated  by  the  Institute  of Arbitrators & Mediators Russia; and

(c)           in making a determination:

(i)       the Expert must act in that capacity and not as an arbitrator;

(ii)	the Expert’s finding is final and binding upon the parties in the absence of manifest error;

(iii)     the Expert must determine which party or parties should bear the costs of any  such determination and in what proportion. In making this decision, the  Expert must consider the degree to which he or she considers  such  party  was  unreasonable  in  failing  to  agree  to  the matter; and

(iv)	the Expert may employ consultants to assist the Expert to carry out his or her duties.

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18           Force Majeure

18.1           Meaning of Force Majeure

The term “Force Majeure” as used in this agreement means any cause which is not reasonably within the control of the Joint Venturer or the Manager claiming relief by reason of Force Majeure, which cause may include:

(a)           an act of God;

(b)	strike, lockout, stoppage, ban or other types of labour difficulty whether at the Mining Area, railway or port or otherwise;

(c)	war (whether declared or undeclared), blockade, act of the public enemy, act of terrorism, revolution, insurrection, riot or civil commotion;

(d)           earthquake, lightning, fire, flood, storm, cyclone, explosion or epidemic;

(e)	embargoes or restraint by an Authority (including heritage related restraints);

(f)           Native Title Claims;

(g)           unavailability   of   equipment   or   transport,   or   inability   to   access   the Tenements or any relevant portion of them;

and any other cause whether of the kind specifically listed above or otherwise which  is  not  reasonably  within  the  control  of  the  Joint  Venturer  or  Manager claiming Force Majeure.

18.2           Relief

If, as a direct result of Force Majeure, a Joint Venturer or the Manager becomes unable, wholly or in part, to perform an obligation (other than an obligation to pay money) under this agreement:

(a)
that Joint Venturer or the Manager may give the other Joint Venturers notice of the  Force Majeure with reasonably full particulars and, insofar as is known to it, the probable extent to which it will be unable to perform, or be delayed in performing its obligation;

(b)	on giving the notice of the Force Majeure, that obligation is suspended but only to the extent that and for so long as it is affected by the Force Majeure;

(c)	the Joint Venturer or Manager affected by Force Majeure must use all reasonable diligence to overcome or remove the effect of the Force Majeure as quickly as possible;

(d)
if the Force Majeure cannot be removed, overcome or abated to an extent that  allows  resumption  of  performance  within  6  months  (or  such  other period as the Joint Venturers agree) from the date the Joint Venturers first became  so  affected,  the  Joint  Venturers  must  consider  and  determine whether this agreement must be modified or terminated; and

(e)	notwithstanding the Force Majeure, the Joint Venturers must continue to pay the Manager such monies as are necessary to maintain the Joint Venture Property in good condition.

18.3           Labour disputes and Native Title matters

The obligation to use all reasonable diligence to overcome or remove the effect of the Force Majeure does not require the affected Joint Venturer or Manager to:

(a)           settle any strike, or other labour dispute;

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	46

(b)	contest the validity or enforceability of any law, regulation or legally enforceable order by way of legal proceedings; or

(c)           settle Native Title Claim or enter into any agreement with respect to Native Title Rights,

on terms not acceptable to it solely for the purpose of removing the event of Force Majeure.

18.4           Resumption

The affected Joint Venturer or Manager must resume performance of its obligations as soon as, and to the extent that, it is no longer affected by the Force Majeure.

19           Taxes

19.1           Joint Venturers Comply with Tax Requirements

Each Joint Venturer warrants that it is as at the Commencement Date, and will be during the term of this agreement, compliant with all applicable tax rules.

19.2           Supply of going concern

(a)	The Joint Venturers agree that the transfer of any Joint Venture Interest under this agreement is a supply of a going concern and shall receive optimal tax treatment.

(b)
If, despite the agreement of the parties, the transfer of all or any part of any Joint Venture Interest is subject to taxes, such taxes shall be paid by the transferee and the transferor shall have no liability hereunder.

20           Notices

20.1           Form of Notice

Unless expressly stated otherwise in this agreement, any notice, certificate, consent, approval,   waiver  or  other  communication  in  connection  with  this  agreement (Notice) must be in  writing or given by electronic transmission, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the person identified in the Particulars or, if the recipient has notified otherwise, then marked for attention in the last way notified.

20.2            When Notices are taken to have been given and received

(a)           A Notice is regarded as given and received:

(i)       if delivered by hand, when left at the address given in the Particulars;

(ii) if sent by pre-paid post, on the 3rd  day following the date of postage;

(iii)      if given by fax, on production of a transmission report by the machine from which the fax was sent which indicates that the fax was sent in its entirety to the recipient’s fax number, unless the recipient informs the sender that the Notice is illegible or incomplete within 4 hours of it being transmitted; and

(iv)	if sent by email, at the time shown in the delivery confirmation report generated by the sender’s email system which indicates that the email was sent to the recipient’s email address.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	47

(b)           A Notice delivered or received other than on a day on which trading banks are open for business in the capital city of the Nominated State (Business Day) or after 5.00pm (recipient’s time) is regarded as received at 9.00am on the following Business Day. A Notice delivered or received before 9.00am (recipient’s time) is regarded as received at 9.00am.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	48

21           Ancillary provisions

21.1           Entire agreement

This agreement contains everything the parties have agreed and overrides and supersedes all earlier agreements in relation to the Joint Venture.

21.2           Enurement

The provisions of this agreement enure for the benefit of and are binding on each party and their respective successors and permitted assigns.

21.3           No third party reliance or inducement

Each party warrants and agrees that when entering into this agreement it relied exclusively on the terms expressly contained in this agreement and on:

(a)           its own inspections, investigations, skill and judgment; and

(b)           opinions and advice obtained by it

and did not rely on any statements, inducements, undertakings, representations or advice  given or made, whether orally or in writing, by or on behalf of any other party, including without limitation by any officer, employee or agent of any party.

21.4           Amendment

No modification, variation or amendment of this agreement is of any force unless it is in writing and has been signed by each of the parties.

21.5           Severability

If any provision of this agreement is void, illegal or unenforceable, it may be severed without affecting the enforceability of other provisions in this agreement.

21.6           Waiver

A waiver of any right, power or remedy under this agreement must be in writing signed  by  the  party  granting  it.  A  waiver  is  only  effective  in  relation  to  the particular right, power or remedy in respect of which it is given. It is not to be taken as an implied waiver of any other right, power or remedy or as an implied waiver of that right, power or remedy in relation to any other occasion.

21.7           Applicable law

(a)	This agreement is governed by and must be construed in accordance with the laws of the Nominated State.

(b)	The parties submit irrevocably to the non-exclusive jurisdiction of the Courts of the Nominated State and all Courts competent to hear appeals from those Courts.

21.8           Fees and charges

(a)	Each party must bear its own costs for the preparation, execution, delivery and performance of this agreement.

(b)
Unless otherwise agreed, all stamp duties and registration fees paid relating to  the  registration  and  performance  of  this  agreement,  and  of  all  other documents arising out of this agreement, are Joint Venture Expenditure.

21.9           Counterparts

This agreement may be executed in any number of counterparts and by different parties in separate counterparts. Each counterpart when so executed is deemed an original but all of which together constitute one and the same instrument.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	49

Schedule 1

Basic Particulars

Approvals Period:	24 monthsfrom the date of this agreement, or such longer period as the parties may agree.
(Clause 2.2)

Conditions Precedent:
(Clause 2.3)

1.	The obtaining by Spectral Capital Corp of all Authorizations required by it under the Mining Act.

This Condition Precedent 1 is not capable of waiver.

2.	The execution and delivery of a Cross Charge by each Joint Venturer to each other Joint Venturer.

This Condition Precedent 2 is not capable of waiver.

3.	The obtaining [by Party ?] of all Authorisations required under [specify other applicable legislation].

This Condition Precedent 3 is for the benefit of the Joint Venturers and may be waived by each Joint Venturer in whole or in part by giving notice to that effect to the other Joint Venturers and the Manager.

4.	Any required recording with the applicable mineral rights registrar.

This Condition Precedent 4 is for the benefit of the Joint Venturers and the Manager and may only be waived by agreement between the Joint Venturers and the Manager.

Contract Limit:	$300,000,000
(Clause 8.2(b))

Delivery Point: (Clause 1.1)	[The vehicle or rail load out facility in or adjacent to the Mining Area] [On board ship at the designated loading port] [To be supplied by the Parties at a later date]

LOI: (Clause 1.1)	The Letter of Intent agreement dated September 15, 2010 between Spectral and Gamma

Manager:	[Jenifer Osterwalder, Manager, Spectral Capital Corp].
(Clause 1.1)

Management Fee: (Clauses 1.1 and 6.3)
A to be agreed upon per month being an amount which  is  intended  to  reimburse  the  Manager  for  its indirect or overhead costs which it, or its Related Bodies Corporate, incur in providing corporate, administration and other services for the Joint Venture and which are not  otherwise chargeable as Joint Venture Expenditure under the Accounting Procedure not to exceed $50,000.

Mine:	CHIT01747 BE license by Chita Region, Russia
(Clause 1.1)

Minimum Interest:	53% for Gamma which can never be reduced.
(Clause 1.1)

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	50

Mining Act:	The Applicable Russian Federation Mining Act
(Clause 1.1)

Nominated State:	Chita Region, Russian Federation
(Clause 1.1)

Passmark:	51% Percentage Share of Joint
(Clause 1.1)	Venturers entitled to vote [

Products:	Gold and any other minerals on the property
(Clause 1.1)

Matters requiring a Unanimous Vote:
(Clauses 1.1 and 5.5(c))

1.           Approval of the terms and conditions of all contracts between the Manager and a Related Body Corporate of the Manager, or a Joint Venturer with a value above $[500,000] (clause 8.2(b)).

2.	Creation of any Encumbrance, other than a Cross Charge, over the whole or any part of the Joint Venture Interest of a Joint Venturer, unless such Encumbrance arises by operation of Law.

3.           Use by an individual Joint Venturer of any asset of the Joint Venture.

4.           Sale or disposition of any item of Joint Venture Property which exceeds $[1,000,000] and which is material to the operation of the Joint Venture.

5.	Surrender of the whole or any part of the Mining Area except as required for minor boundary adjustments, or under the Mining Act.

6.           Suspension, closure, termination or Abandonment of all or any material part of Joint Venture Activities for any reason, including extended Force Majeure.

7.           Adjustment, after commencement, of production capacity by more than ± 10% of the previously accepted nameplate capacity.

8.           Third Party use or toll processing of Third Party Ore in the Treatment Plant.

9.           Variation of the Management Fee payable to the Manager.

10.	Number, duration, charge and terms of secondees to Manager by Joint Venturers which are not the Manager.

11.           Suspension of Mining for 3 months or more, other than through Force Majeure.

(Clause 7.2(h) and (i))

12.           Borrow on overdraft on behalf of the Joint Venturers.

13.	Take forward cover for, or hedge, foreign currencies obligations or pre-pay or take any other appropriate action to avoid currency losses.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	51

Schedule 2

List of Tenements as at the Commencement Date

			Reg.	Area			Grant	Expiry
No.	Name	Status	Holder	(km²)	1	2	date	date

 SCHEDULE 2.1 Mineral Properties

The Mineral Properties are defined as the property held under the license issued by the Territorial Agency for the Management of Mineral Resources for the Chita Region of the Russian Federation, numbered CHIT01747 BE.  The subsurface mineral area is located in two properties under this license that are located 50 kilometers southeast of Amazar Settlement, mogocha Area Administration, Chita in the Kadara River Basin.  The rights consist of a 47% undivided interest above described license to the Mineral Properties.

TOTALS:	Rent:	$	Area:	Km²	Expenditure commitment:	$

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	52

Schedule 3
Accounting Procedure

1           Introduction

(a)
This Accounting Procedure sets forth the principles and guidelines to be followed  in maintaining proper financial and accounting control required pursuant to this agreement. They also set forth the charges and credits that are attributable to the various operations in order to establish the amounts owing between the parties pursuant to this agreement.

(b)
It  is  the  intent  of  this  Accounting  Procedure  that,  except  as  otherwise expressly provided by this agreement, no party (including the Manager) will gain or lose by reason of carrying out its duties and responsibilities pursuant to this agreement.

(c)           Nothing in this Accounting Procedure may be interpreted as:

(i)	relating to the tax accounting of any party or of any joint venture or undertaking including such parties or any of them; or

(ii)
an election by a party with respect to a matter under the tax or other laws of the jurisdiction to which a party is subject, or an election with respect to any  method of accounting for the purpose of reporting to government or an election for any other purpose.

2           Definitions

Terms used in this Accounting Procedure have the same meanings as defined in the agreement to which this Accounting Procedure is annexed and in addition:

Fixed Assets means those assets which by their nature have estimated working lives of more than one year.

Major Items of Joint Venture Property means those items of Materials or Fixed Assets having an estimated original cost of $[50,000] or more.

Material includes personal property, equipment and supplies acquired or held for use for the Joint Venture.

3           Joint Venture Accounts

3.1           Maintenance of the Joint Venture Accounts

(a)           The Manager must maintain the Joint Venture Accounts on behalf of the Joint Venturers in accordance with their Joint Venture Interests.

(b)	The Manager must make available to any Joint Venturer on request copies of the accounting procedures, expenditure classifications and reporting formats underlying the Joint Venture Accounts.

(c)	All receipts, vouchers and other documents relating to Joint Venture Expenditure must be retained by the Manager until directed otherwise by the Management Committee.

4           Chargeable credits, costs and Joint Venture Expenditures

4.1           Credits

Subject to this agreement, the Manager must credit the Joint Venture Accounts with all credits received on account of the Joint Venture including, without limitation, the following credits:

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	53

(a)	any credits received by the Manager which is referable to Joint Venture Property, including income received from the sale of Joint Venture Property; and

(b)           the proceeds of any insurance or claim in connection with Joint Venture Property or Joint Venture Activities collected by the Manager; and

(c)	any other income received which is to be retained separately by the Manager and paid to each Joint Venturer, (pro rata in the proportion to its Joint Venturer Interest) at the end of each month.

4.2           Direct Costs

Subject to this agreement, the Manager must charge the Joint Venture Accounts with all costs reasonably and necessarily incurred in carrying out the Joint Venture Activities  and  in   performing  its  obligations  as  Manager  including,  without limitation, the following direct costs of:

(a)           Rentals and Royalties

Rentals, rates, royalties, renewal and extension fees, levied on or in respect of the Tenements and Joint Venture Activities, excepting any royalties on production of Products, unless the Joint Venturers otherwise resolve that the Manager to calculate and collect statutory royalty from the Joint Venturers and pay it on their behalf as part of keeping the Tenements in good standing.

(b)           Labour

Salaries, wages and on-costs of the Manager’s employees directly engaged in or temporarily assigned to Joint Venture Activities including the cost of:

(i)	annual leave (including leave loading), sick leave, public holidays, long service leave and other benefits, assessments and obligations paid by agreement or required to be paid by law;

(ii)	all taxes (including fringe benefits tax and payroll tax), workers’ compensation and common law insurance in connection with such employees; and

(iii)	payments for employee group life insurance, medical/dental services/hospitalisation, superannuation, pension, and other benefits of like nature all  on  a  pro  rata  basis  for  the  time  such  employees  are  engaged  in performing Joint Venture Activities;

Payments for provision of the Manager’s senior staff and technical services staff at an appropriate hourly or daily all-inclusive rate;

Payments made to, or in respect of, contract personnel engaged in Joint Venture Activities;

Reasonable  travel  and  living  expenses  (except  where  charged  under  a separate heading) of the Manager’s employees and contract personnel whilst away from their regular place of employment all on a pro rata basis for the time they are engaged in performing Joint Venture Activities;

Reasonable business expenses of those employees whose salaries and wages are  chargeable to the Joint Venture Accounts and for which expenses the employees are reimbursed under the Manager's usual practice.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	54

(c)           Compliance with legal requirements

Complying with environmental protection, rehabilitation and other operating requirements imposed by an Authority, or by Law or pursuant to the conditions on which the Tenements are held.

Responding  to  and  settling  Native  Title  Claims,  and  observing  and complying with Native Title Rights.

Obtaining,  complying with the provisions of and renewing all Authorisations required for Joint Venture Activities.

All occupational health and safety costs, including the provision of first aid and medical treatment, whether in, near or remote from the Mining Area.

(d)           Fixed Assets and Materials, including maintenance

The purchase, lease or hire (including depreciation, if appropriate) of Fixed Assets  and  Materials  used  in  Joint  Venture  Activities  except  for  items provided from the Manager’s machinery pool.

The routine maintenance of all buildings, machinery, plant and equipment (including the Manager’s or a Joint Venturer’s machinery pool items) used in  Joint  Venture  Activities  and  repairs,  insurance  and  licensing  of  all buildings, machinery, plant  and equipment other than the Manager’s or a Joint Venturer’s machinery pool items, in accordance with usual reasonable accounting practices.

The cost of use or hire of exclusively owned equipment and facilities of the Manager or a Joint Venturer or any Related Body Corporate of any of them, including  depreciation,  licensing,  insurance  and  repairs  (but  not  routine maintenance nor fuel, each of which is to be separately charged to the Joint Venture) such cost of use or hire being no more than the usual commercial rental rate for such items in the area in which they are being used, less any trade and/or cash discount normally granted to  third parties. The cost and capability of such equipment and facilities must be competitive with other sources of comparable equipment and facilities that may be available.

(e)           Transportation

Transportation of employees and Material necessary for the conduct of the Joint Venture Activities, including all customs duties and handling charges incurred in that transportation, but subject to the following limitations:

(i)
if Material is moved to the Mining Area, no charge may be made in respect  of  any  distance greater  than  the  distance  from the  nearest reliable supply store or railway receiving point where like Material is available, except by agreement with the Management Committee; and

(ii)
if surplus Material is moved to the Manager's warehouse or other storage point, no charge shall be made to the Joint Venture Accounts for a distance greater than the distance to the nearest reliable supply store  or  railway   receiving  point,  except  by  agreement  with  the Management  Committee.   No   charge  shall  be  made  to  the  Joint Venture Accounts for moving Material to other properties belonging to   the   Manager,   except   by   agreement   with   the   Management Committee.

Transportation  costs   may   include   travelling   expenses   applicable   to employees of the Manager and their families and effects at the time of employment, separation, vacation, compassionate leave and/or transfer.

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(f)           Services

Outside Services
The actual cost of contract services and utilities required for Joint Venture

Activities and procured from any outside sources, including but not limited to fuel, oil, light, power, water, gas, field office supplies and tools.

Geo-scientific services
The  cost  of  contractors  engaged  to  perform  Joint  Venture  Activities including  (but not limited to) drilling, assaying, surveying, and other geo- scientific tasks;

Professional Services
The cost of procuring contract, legal, accounting, auditing and other outside professional services by the Manager for logistic and administrative support of Joint Venture Activities, including the reasonable costs of the Auditor.

(g)           Damages/Losses to Joint Venture Property and Equipment

All  costs  and  expenses  necessary  for  the  replacement  or  repair  costs resulting from damages or losses incurred to Joint Venture Property by fire, explosion, flood, storm or any other causes not controllable by the Manager through the exercise of reasonable diligence, where such costs and expenses are not covered by insurance. The Manager must furnish the Joint Venturers with  written  notice  of  loss  or  damage  howsoever  caused  as  soon  as practicable the Manager has become aware of the loss or damage.

(h)           Legal Costs, Litigation, Judgments and Claims

All legal costs and expenses including those of litigation, or legal services necessary  or expedient for the protection of the Joint Venture Property, together with all judgments obtained against the Joint Venturers or any of them  and  any  agreed  settlement  insofar  as  they  relate  to  Joint  Venture Activities or the subject matter of this agreement.

Actual expenses incurred by any Joint Venturer in securing evidence for the purpose of defending or prosecuting any action or claim or negotiating any settlement relating  to the Joint Venture Accounts or the subject matter of this agreement.

(i)           Taxes

All taxes, rates, levies and assessment of every kind and nature levied, assessed or imposed upon or in connection with the Joint Venture Property or any part thereof, or anything operated by or produced from Joint Venture Property, which is for the benefit of the Joint Venturers, excepting any taxes levied upon or measured by income, and royalty and taxes on production of Products.

(j)           Insurance

Premiums paid for insurance required to be carried for the benefit of the Joint   Venturers  together  with  all  expenditures  incurred  and  paid  in settlement of  any  and all losses, claims, damages, judgments and other expenses, including legal services, not recovered from the insurer.

Premiums on any additional insurance required by some but not all of the Joint Venturers must be separately charged to the Joint Venturers requiring such additional insurance.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	56

(k)           Field Office Supervision and Camp Expense

The  expense  of  using,  operating  and  maintaining  all  necessary  field operations,   field  offices,  camps  and  housing  facilities  for  employees, consultants and contractors of the Manager (including housing facilities for their  families)  and  any  warehouses  or  work-shops  exclusively  used  in connection with Joint Venture Activities. When other operations are served by those facilities, the expense,  including  depreciation, less any revenue derived  from  those  facilities,  must  be  pro-rated  on  an  equitable  basis determined by the Management Committee against all operations served.

(l)           Contractors costs

Payments to contractors engaged to perform Joint Venture Activities including (but not limited to) drilling, assaying, surveying, and geoscientific tasks and to contractors engaged in Development, Mining, Treatment , Rehabilitation and Mine Closure;

(m)           Capital costs

All capital costs of Development and the capital costs of construction of facilities for Mining, Treatment, Rehabilitation and Mine Closure unless these capital costs are directly funded by the parties rather than through the Manager;

(n)           Operating costs

All Joint Venture operating costs of Development, Mining, Treatment, Rehabilitation and Mine Closure;

(o)           Other expenditure

Any other expenditures which are not of a capital nature and which are not covered  or  dealt  with  in  the  foregoing  provisions  of  these  Accounting Procedures  and  which  are  reasonably  incurred  by  the  Manager  for  the necessary and proper conduct of Joint Venture Activities, or the protection of  Joint  Venture  Property,  or  which  the  parties  agree  to  treat  as  Joint Venture Expenditure.

PROVIDED THAT where any of the above facilities or services is used not only for Joint Venture Activities but also for unrelated operations of the Manager the costs must be adjusted  on a pro rata basis on the proportion of time such facilities or services are used for Joint Venture Activities.

4.3           Indirect Costs

The Manager may charge the Joint Venture Accounts with an overhead charge as part of the Management Fee to compensate the Manager for:

(a)
a pro rata portion of the compensation or salaries, applicable payroll burden, employee  benefits  and  other  expenses  of  any  management,  supervisory, administrative,  accounting,  clerical  or  other  personnel  of  the  Manager serving the Joint Venture Property which are not otherwise chargeable under this Accounting Procedure; and

(b)	a pro rata portion of the expenses of operating and maintaining the offices and facilities of the Manager not required exclusive for the Joint Venture Activities ,

which charge may equal the Manager's actual costs for those overheads but in any event shall  not exceed [X]% of all other costs and expenses charged to the Joint Venture Accounts in respect of Exploration, Development, Mining or Treatment.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	57

5           Materials charged to Joint Venture Accounts

5.1           Purchases

Imported and locally produced Material purchased, and all services procured, for the  Joint  Venture  by  or  for  the  Manager  (including  Materials  purchased  for warehouse stock) must be charged at the price paid, after deduction of all discounts actually received. The cost of such Materials must include, if appropriate, insurance costs, handling and transportation costs to warehouse; customs fees and duties and like expenses chargeable against the Materials, and  external purchasing, shipping and forwarding service fees.

5.2           Material purchased directly for Joint Venture Activities

The cost of Materials purchased directly for Joint Venture Activities which do not pass through a Joint Venture warehouse may include handling, transportation and insurance costs to the site of installation and use.

5.3           Material purchased from a party or Related Body Corporate

Any Material which is produced, processed, manufactured or controlled by a party or a  Related  Body Corporate of a party may be purchased from such party or Related Body  Corporate and if so purchased such purchase shall be on "arm's length"  commercial  terms  including  any  trade  and/or  cash  discounts  normally granted  to  Third  Party  purchasers  and  shall  further  be  competitive  with  other sources of supply that may be available PROVIDED THAT no such purchase shall be made by the Manager from a party or a Related Body Corporate for the purposes of the Joint Venture where the consideration payable exceeds [$X] without the prior approval of the Management Committee.

5.4           Material furnished by the Manager or Joint Venturer

Material required for Joint Venture Activities must be purchased for direct charge to Joint Venture Accounts whenever practicable, except that a party or a Related Body Corporate of a party may furnish Material to the Joint Venture from its own stocks under the following conditions:

(a)           New Material

New Material (Condition A) transferred from the party’s warehouse or other properties to the Manager must be priced on an "arm's length" basis less trade and/or cash discounts normally granted to Third Party purchasers and must be competitive with other sources of supply that may be available.

(b)           Used Material

(i)	Used Material which is in sound and serviceable condition and is suitable for re-use without reconditioning must be classed as Condition B Material and priced at 75% of current new price.

(ii)
Used Material which cannot be classified as Condition B but which after reconditioning will be further serviceable for original function as good second-hand Material is to be classified as Condition B Material.

(iii)	Used Material which is serviceable for original function but substantially not suitable for reconditioning, must be classified as Condition C Material and priced at 50% of current new price.

(c)           Bad Order Material

Bad order Material (Condition D), being Material not further useable for its original function but which may be used for possible other service, must be graded and priced as to condition of the material normally used for such other purpose.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	58

There may also be cases where some items of Material, due to their unusual condition,  may be fairly and equitably priced by the Manager, subject to approval of all Joint Venturers.

Current new price, wherever used in this Accounting Procedure is the price f.o.b. or f.o.r. the nearest reputable supply store or railway receiving point, where such  Material  is available at current replacement costs of the same kind of Material.

(d)           Material Furnished by the Manager When Not Readily Available

When Material and/or supplies are not readily available from reputable supply  sources due to scarcity, national emergency or governmental regulations, the Manager may furnish such from its stock or properties at its nearest available supply and charge the Manager's full cost or replacement costs, as circumstances may require, of those Materials or supplies to the Joint Venture Accounts, including  without limitation, purchase price, procurement, warehouse, handling,  transportation and all other costs incurred in connection therewith up to the time of delivery to the Joint Venture Property.

5.5           Premium Prices

Whenever Materials are not readily obtainable at the customary supply point and at normal prices because of national emergencies, strikes or other unusual causes over which the Manager  has no control, the Joint Venturers must be charged for the required Materials on the basis of the direct cost and expense incurred in procuring such Materials, in making it suitable for use, and in moving it to the location.

5.6           Warranty of Material Furnished by a Manager

To the extent permitted by law, the Manager does not give any warranty as to the merchantable quality or fitness for purpose of the Material furnished, but the Joint Venturers are entitled to the benefit of the dealer's or manufacturer's guarantee or warranty.  In  case  of   defective  Material,  credit  shall  not  be  passed  until  an adjustment  has  been  received  by  the  Manager  from the  manufacturers  or  their agents.

5.7           Minimisation of surplus Materials

So far as it is reasonable, practical and consistent with efficient and economical operations,  the  Manager  must  purchase  or  otherwise  acquire  as  Joint  Venture Property only such Material as is required for immediate or controlled forward use and the Manager must use its best endeavours to avoid the accumulation of surplus stocks.

6           Fixed Assets

6.1           Fixed Assets accounting and records

(a)
The  Manager  must  agree  with  the  Joint  Venturers  the  procedures  for accounting and control of Fixed Assets, giving due regard to their unit cost. Such procedures may exclude minor items of little value.

(b)
The Manager must maintain detailed records in the Joint Venture Accounts of all  Fixed Assets acquired for the Joint Venture, as part of the Joint Venture Asset  Register, and advise the Joint Venturers of the analysis of those assets into discrete categories.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	59

6.2           Fixed Assets losses

The Manager must promptly notify the Joint Venturers of any major Fixed Asset which  is  damaged  or  lost,  or  disposed  of  in  accordance  with  this  Accounting Procedure, which  notification must include details of the applicable cost of the disposal to enable the Joint Venturers to make the necessary accounting entries.

7           Inventories

7.1           Records of Material

The Manager must maintain appropriately detailed records of Material stocks which are Joint Venture Property, as part of the Joint Venture Asset Register, and advise the Joint Venturers of the analysis of those assets into discrete categories.

7.2           Fixed Asset inventories

The Manager must conduct a physical inventory of Fixed Assets on an annual basis, or at such periods as will enable adequate control to be exercised, so that all Fixed Assets must be inventoried at intervals of not more than 5 Years

7.3           Periodic Material inventories

The Manager must at reasonable intervals during each Year take either a physical count of  the Joint Venture warehouse Materials, or alternatively, a progressive Material stock count in accordance with a planned schedule to ensure that each item in  the  inventory  is  checked  physically  against  records  at  least  once  per  Year. Inventory adjustments must be made to the Joint Venture Accounts for averages and shortages disclosed by  such physical inventories.  Details of such averages and shortages must be advised regularly to the Joint Venturers.

7.4           Special Inventories

Special inventories may be taken (at the expense of the purchaser) whenever there is any sale or change of Joint Venture Interest. Both the selling Joint Venturer and the purchaser may be represented and must be governed by the inventory so taken.

7.5           Notice

Notice of intention to take inventory must be given by the Manager to the Joint Venturers at least fourteen days before any inventory is to begin, so that each Joint Venturer may be represented when any such inventory is taken.

7.6           Failure to be Represented

Failure of a Joint Venturer to be represented at the physical inventory binds that Joint Venturer to accept the inventory taken by the Manager, who shall in that event furnish the Joint Venturer with a copy thereof.

7.7           Reconciliation of Inventory

Reconciliation of Inventory with charges to the Joint Venturers must be made by the  Manager and a list of overages and shortages must be provided to the Joint Venturers.

7.8           Adjustment of Inventory

Inventory adjustment must be made by the Manager to the Joint Venturers for overages and shortages.

7.9           Inventory Expenses

The expense  of  the  Joint  Venturers'  nominee  present  at  the  taking  of  regular inventory  may not be charged to the Joint Venture Accounts but the expenses incurred by the Manager must be so charged.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	60

8           Disposal of Material

8.1           Sale of Joint Venture Property

(a)	The Manager must not offer Major Items of Joint Venture Property for sale to third parties without first giving the Joint Venturers an opportunity to tender for the purchase of such items.

(b)
The Manager may sell Major Items of Joint Venture Property only if it receives a Majority Vote of the Management Committee. The Manager may sell Fixed Assets and Materials which are not Major Items of Joint Venture Property without reference to the Management Committee.

(c)
Sales of Joint Venture Property may be billed directly by the Manager to the purchaser, The net proceeds from the sale of all Joint Venture Property must be paid by the Manager to the Joint Venture Accounts for the credit of the Joint Venturers.

(d)	Any proven and paid claims by the purchaser for defective Materials or other cause must be charged back to the Joint Venture Accounts.

(e)	The Manager must advise the Joint Venturers of the applicable cost of Joint Venture Property sold or disposed of for scrap, for the purpose of eliminating such costs from their books.

8.2           Manager’s rights of purchase and disposal

(a)           The Manager is under no obligation to purchase the interests of the Joint Venturers in any surplus new or second-hand Material.

(b)	Major Items of Joint Venture Property must not be removed by the Manager from the Joint Venture without the approval of the Joint Venturers.

(c)	The Manager must not sell major items of Material to a Third Party without giving the Joint Venturers an opportunity to purchase the same at the price offered.

(d)	The Manager has the right to dispose of normal accumulations of scrap Material from the Joint Venture Property and any moneys received must be credited to the Joint Venture Accounts.

8.3           Material Purchased by Joint Venturers

Material purchased by any Joint Venturer must be invoiced by the Manager and paid for  immediately following receipt of invoice. The Manager must credit the purchase price to the  Joint Venturers and include details of the sale in the next periodic statement of operations.

8.4           Division in Kind

Division of Joint Venture Property in kind, if made between the Manager and the Joint Venturers, must be pro rata in proportion to their respective Percentage Shares in such Joint Venture Property. Each Joint Venturer must be charged individually with  the  value  of  Joint   Venture  Property  received  or  receivable  by  it,  and corresponding credits must be made by the Manager to the Joint Venture Accounts.

8.5           Sales to Third Parties

Sales to Third Parties of Material from the Joint Venture Property must be credited by  the  Manager  to  the  Joint  Venturers  at  the  net  amount  collected  from  the purchaser. Any claims by the purchaser for defective Material must be charged back to the Joint Venturers, if and when paid by the Manager.

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8.6           Basis of pricing Material transferred from Joint Venture Property

Jointly owned Material

Jointly owned Material sold to the Manager, unless otherwise agreed, must be valued on  the same basis of condition and price for Condition A, Condition B, Condition C and Condition D Material defined in this Accounting Procedure.

Other Material in less condition must be assessed and priced on the following basis:

(a)           Scrap

Scrap, being obsolete and unserviceable Material (Condition E), must be priced at prevailing scrap prices in the area.

(b)           Other Cases

Cases where items of Material are in unusual condition must be fairly and equitably priced by the Manager and approved by the Joint Venturers.

(c)           Temporarily Used Material

When the use of Material is temporary and its service to the Joint Venture does not justify the reduction in price, such Material must be priced on the basis that will have  a net charge to the Joint Venture Accounts consistent with the value of the service rendered.

9           Disputes

9.1           Referral to Auditor

Any  disputes  between  the  Manager  and  any  Joint  Venturer  or  between  Joint Venturers as to value of Joint Venture Property or the correctness of entries to the Joint Venture Accounts must be referred to the Auditor for determination as if the Auditor was the Expert.

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Schedule 4
Cross Charge

To be Supplied within 180 Days of This Agreement

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Schedule 5
Permitted Chargee’s Deed of Covenant

To be supplied within 180 days of this Agreement.

Spectral Capital Corporation/Gamma Definitive Joint Venture Agreement	64

Schedule 2
Tenements

 SCHEDULE 2.1 Mineral Properties

The Mineral Properties are defined as the property held under the license issued by the Territorial Agency for the Management of Mineral Resources for the Chita Region of the Russian Federation, numbered CHIT01747 BE.  The subsurface mineral area is located in two properties under this license that are located 50 kilometers southeast of Amazar Settlement, mogocha Area Administration, Chita in the Kadara River Basin.  The rights consist of a 47% undivided interest above described license to the Mineral Properties.

Accepted and agreed to as of September 20, 2010:

Spectral Capital Corporation

/s/ Jenifer Osterwalder
Jenifer Osterwalder
President and CEO

Gamma Investment Holdings Ltd.

/s/ Galina Klochkova
Galina Klochkova
Managing Director